Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 1 of 39 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE Chapter 11 In re: Case No. 20-11858-CSS IMH FINANCIAL CORPORATION, Related Docket No. 158 Debtor. FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER CONFIRMING DEBTOR’S FIRST AMENDED PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE IMH Financial Corporation (“IMH”, and after the Effective Date,1 the “Reorganized Debtor”), as plan proponent and debtor and debtor-in-possession, having filed on September 2, 2020 [Docket No. 158] the Debtor’s Amended Chapter 11 Plan of IMH Financial Corporation (as may be amended, modified or supplemented from time to time, the “Plan”), and the Bankruptcy Court having entered after due notice and hearing held on September 1, 2020, pursuant to sections 105, 502, 1125, 1126, and 1128 of the Bankruptcy Code, Rules 2002, 3016, 3017, 3018, 3020, 9013, and 9021 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Local Rules 2002-1, 3017-1 and 9013-1, its Order Granting Motion of IMH Financial Corporation for Entry of an Order: (I) Approving the Disclosure Statement; (II) Establishing Procedures for the Solicitation and Tabulation of Votes to Accept or Reject the Plan of Reorganization; (III) Approving Forms of Notices and Ballots; (IV) Establishing Notice and Objection Procedures in Respect Thereof; (V) Setting Confirmation Hearing and Related Deadlines; and (VI) Granting Related Relief [Docket No. 161] (the “Solicitation Procedures Order”), by which the Bankruptcy Court, among other things, (i) approved the Amended 1 All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below). {01615762;v1 }

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 2 of 39 Disclosure Statement Dated September 2, 2020 for Chapter 11 Plan of IMH Financial Corporation, [Docket No. 159] (as may be amended, modified or supplemented from time to time, the “Disclosure Statement”), (ii) fixed the voting record date; (iii) established solicitation and voting procedures for the solicitation and tabulation of votes to accept or reject the Plan, (iv) approved the forms of solicitation package and ballots to be used in connection therewith, and (v) scheduled a hearing on October 13, 2020 at 12:00 p.m. (prevailing Eastern Time) to consider confirmation of the Plan (the “Confirmation Hearing”); and an affidavit of service having been executed by Donlin, Recano & Company, Inc. (“DRC”), in its capacity as the Debtor’s voting and solicitation agent, attesting to the mailing of the notice of the Confirmation Hearing and solicitation materials in respect of the Plan in accordance with the Solicitation Procedures Order and filed with the Bankruptcy Court on September 3, 2020 [Docket No. 163]; and due notice of the Confirmation Hearing having been provided to Holders of Claims against and Interests in the Debtor and to other parties in interest, all in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Solicitation Procedures Order; and the Debtor having filed the Plan Supplement to the Amended Chapter 11 Plan of IMH Financial Corporation (“Initial Plan Supplement”) [Docket No. 194] and the First Amended Plan Supplement to the Amended Chapter 11 Plan of IMH Financial Corporation [Docket No. 206] (the “Amended Plan Supplement” and collectively with the Initial Plan Supplement, the “Plan Supplement”); and the Declaration of John Burlacu on behalf of Donlin Recano & Company, Inc., Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Amended Chapter 11 Plan of IMF Financial Corporation [Docket No. 198] (the “Voting Certification”), certifying the voting tabulation compiled by DRC and reflecting that the requisite votes were obtained to support confirmation of the Plan; the Debtor having filed the Declaration of Chadwick S. Parson, {01615762;v1 } 2

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 3 of 39 Chairman and Chief Executive Officer, in Support of Debtor’s Memorandum of Law in Support of Confirmation of Debtor’s Amended Chapter 11 Plan of Reorganization [Docket No. 205] (the “Parson Declaration”), Declaration of Samuel J. Montes, Chief Financial Officer, in Support of Confirmation of Debtor’s Amended Chapter 11 Plan of Reorganization [Docket No. 199] (the “Montes Declaration”), Declaration of James L. Doak of Miller Buckfire & Co. in Support of Confirmation of Debtor’s Amended Chapter 11 Plan of Reorganization [Docket No. 201] (the “Doak Declaration”), Declaration of Dr. Scott Hakala of ValueScope Inc. in Support of Confirmation of Debtor’s Amended Chapter 11 Plan of Reorganization [Docket No. 200] (the “Hakala Declaration”), Debtor’s Memorandum of Law in Support of Confirmation of Debtor’s Amended Chapter 11 Plan of Reorganization [Docket No. 203] (the “Memorandum”); and the Confirmation Hearing having been held on October 13, 2020; and upon the exhibits which were admitted into evidence and the testimony of all witnesses received at the Confirmation Hearing and considered by the Court (including, without limitation, the Voting Certification, Parson Declaration, Doak Declaration, Montes Declaration, and Hakala Declaration); and upon the arguments of counsel and the full record in the Chapter 11 Case; and after due deliberation and sufficient cause appearing therefor; the Bankruptcy Court hereby makes and issues the following Findings of Fact, Conclusions of Law, and Orders: I. FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT: A. Findings of Fact and Conclusions of Law. 1. The findings of fact and conclusions set forth in the Confirmation Order and in the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact and {01615762;v1 } 3

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 4 of 39 conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any findings of fact constitute conclusions of law, or any conclusions of law constitute findings of fact, they are adopted as such. B. Jurisdiction, Venue and Core Proceeding. 2. On July 23, 2020 (the “Petition Date”), the Debtor commenced the Chapter 11 Case by filing a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. The Bankruptcy Court has jurisdiction over this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. § 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware dated February 29, 2012. Venue in this District was proper as of the Petition Date and remains proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Bankruptcy Court has jurisdiction (a) to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed, and (b) to enter an order, consistent with Article III of the United States Constitution, with respect thereto. C. Eligibility for Relief. 3. The Debtor was and is an Entity eligible for relief under section 109 of the Bankruptcy Code. D. Commencement of the Chapter 11 Case. 4. On the Petition Date, the Debtor commenced a case under chapter 11 of the Bankruptcy Code. The Debtor has operated its business and managed its properties as a debtor- in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee, examiner, or official committee has been appointed in the Chapter 11 Case. {01615762;v1 } 4

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 5 of 39 E. Judicial Notice. 5. The Bankruptcy Court takes judicial notice of (and deems admitted into evidence for Confirmation) the docket of the Chapter 11 Case, including all pleadings and other documents on file, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the applicable court during the pendency of the Chapter 11 Case. Any resolutions of objections to Confirmation made on the record at the Confirmation Hearing are hereby incorporated by reference. Any and all unresolved objections, statements, and reservations of rights are overruled on the merits. F. Burden of Proof. 6. The Debtor has met its burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence. G. Solicitation Procedures Order. 7. On September 2, 2020, the Bankruptcy Court entered the Solicitation Procedures Order, which, among other things: (a) approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017; (b) fixed July 23, 2020 as the Voting Record Date (as defined in the Solicitation Procedures Order); (c) fixed October 6, 2020 at 5:00 p.m. (prevailing Eastern Time) as the Voting Deadline for voting to accept or reject the Plan, subject to extensions thereof in accordance with the Solicitation Procedures Order; (d) fixed October 6, 2020 at 4:00 p.m. (prevailing Eastern Time) as the deadline for objecting to confirmation of the Plan; (e) set October 13, 2020 at 12:00 p.m. (prevailing Eastern Time) as the date and time for commencement of the Confirmation Hearing, as may have been adjourned from time to time; and (f) approved the form of the Confirmation Hearing Notice and method of notice of the {01615762;v1 } 5

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 6 of 39 Confirmation Hearing. H. Transmittal and Mailing Materials; Notice. 8. As evidenced by the DRC Affidavits [Docket Nos: 170, 172 and 174], due, adequate, and sufficient notice of the Disclosure Statement, Plan, and Confirmation Hearing, together with all deadlines for voting on or objecting to the Plan, was published in the The New York Times and the Arizona Republic and has been given to: (a) all known Holders of Claims and Interests; (b) all parties that requested notice in accordance with Bankruptcy Rule 2002; (c) all counterparties to unexpired leases and executory contracts with the Debtor; and (d) all taxing authorities listed on the Debtor’s Schedules or claims register, in substantial compliance with the Solicitation Procedures Order and Bankruptcy Rules 2002(b), 3017, and 3020(b), and no other or further notice is or shall be required. Adequate and sufficient notice of the Confirmation Hearing, as continued from time to time, and other deadlines and hearings described in the Solicitation Procedures Order was given in compliance with the Bankruptcy Rules and Solicitation Procedures Order, and no other or further notice is or shall be required. I. Good Faith Solicitation. 9. Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Procedures Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations. Specifically, the solicitation materials approved by the Bankruptcy Court in the Solicitation Procedures Order (including the Disclosure Statement, Plan, and Ballots) were transmitted to and served on all Holders of Interests in Classes that were entitled to vote to accept or reject the Plan in compliance with section 1125 of the Bankruptcy Code, the Solicitation Procedures Order, and {01615762;v1 } 6

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 7 of 39 the Bankruptcy Rules. Such transmittal and service were adequate and sufficient, and no further notice is or shall be required. In addition, Holders of Claims or Interests in Classes that were not entitled to vote to accept or reject the Plan, and other parties in interest, were provided with certain non-voting materials approved by the Bankruptcy Court in compliance with the Solicitation Procedures Order All procedures used to distribute solicitation materials to Holders of Claims and Interests were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Solicitation Procedures Order and all other applicable rules, laws and regulations. J. Voting Certification. 10. Prior to the Confirmation Hearing, the Debtor filed the Voting Certification. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Solicitation Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable laws, rules and regulations. 11. The Holders of Claims in Classes 1, 2, and 3 are unimpaired and deemed to have accepted the Plan and, therefore, were not entitled to vote to accept or reject the Plan. The Holders of Interests in Classes 4, 5, 6, 7, and 8 are impaired under the Plan, were entitled to vote on the Plan and, as set forth in the Voting Certification, voted to accept the Plan. K. Plan Supplement. 12. On September 29, 2020, in accordance with the Solicitation Procedures Order, the Debtor filed the Initial Plan Supplement. Attached to the Initial Plan Supplement were: (i) the Assumed Contracts Schedule; (ii) Exit Facility Documents; (iii) New Organizational Documents; (iv) New Executive Employment Agreements; (v) Amended and Restated JIA Agreement; (vi) Identities of the proposed members of the Reorganized Debtor’s board and the proposed {01615762;v1 } 7

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 8 of 39 executive officers of the Reorganized Debtor; and (vii) List of Causes of Action retained by the Reorganized Debtor. On October 7, 2020, the Debtor filed the Amended Plan Supplement. Attached to the Amended Plan Supplement were: (i) the Amended Assumed Contracts Schedule; and (ii) Redline of Amended Assume Contracts Schedule to Assume Contracts Schedule (Attachment 1 to the Initial Plan Supplement). 13. The Amended and Restated JIA Agreement is effective as of the Effective Date of the Plan and binding on the parties thereto as of the Effective Date of the Plan. 14. Upon the occurrence of the Effective Date, the Seventh Amendment to the Scottsdale Seville Lease Agreement (Office) and amendment to the Sublease Agreement with Juniper Investment Advisors, LLC and all prior amendments shall be legal, valid and binding upon the Reorganized Debtor and all non-debtor parties thereto. L. Modification of the Plan. 15. Subsequent to solicitation, except as provided in this Order, the Debtor made no modifications to the Plan. Pursuant to this Order, the Debtor makes the following non-material modification to the Plan: Article II(D) of the Plan is deleted in its entirety. 16. The foregoing modification is consistent with all of the provisions of the Bankruptcy Code, including without limitation sections 1122, 1123, 1125, and 1127 of the Bankruptcy Code. The aforementioned modification does not adversely affect the treatment of any Holder of a Claim or Interest under the Plan, except for Juniper and Juniper has expressly consented to the foregoing modification. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code, the modification does not require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under 1126 of the Bankruptcy Code. Prior notice {01615762;v1 } 8

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 9 of 39 regarding the substance of any modifications to the Plan, and the disclosure of the Plan modifications on the record at or prior to the Confirmation Hearing constitute due and sufficient notice of any and all of such modifications. M. Bankruptcy Rule 3019. 17. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Interests who voted to accept the Plan, and the Holders of Claims who are conclusively presumed to have accepted the Plan, are deemed to have accepted the Plan as modified by the Plan modifications. No Holder of an Interest shall be permitted to change its vote as a consequence of the Plan modifications, unless otherwise agreed to by the Holder of the Interest and the Debtor. The modifications to the Plan are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Plan, as modified, shall constitute the Plan submitted for Confirmation and confirmed pursuant to the Confirmation Order. N. Compliance with the Requirements of Section 1129 of the Bankruptcy Code. 18. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows. (i) Section 1129(a)(1)—Compliance with Applicable Provisions of the Bankruptcy Code. 19. The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code. (ii) Section 1122(a) and 1123(a)(1)—Proper Classification. 20. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into eight {01615762;v1 } 9

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 10 of 39 Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, Professional Fee Claims and DIP Claims, which are addressed in Article II of the Plan, and which are required not to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not made for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests. 21. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code have been satisfied. (iii) Section 1123(a)(2)—Specification of Unimpaired Classes. 22. Article III of the Plan specifies that Claims in Class 1, Class 2, and Class 3 are Unimpaired under the Plan. As a result thereof, the requirements of section 1123(a)(2) of the Bankruptcy Code have been satisfied. (iv) Section 1123(a)(3)—Specification of Treatment of Impaired Classes. 23. Article III of the Plan specifies the treatment of each Impaired Class under the Plan, including Classes 4, 5, 6, 7, and 8. As a result thereof, the requirements of section 1123(a)(3) of the Bankruptcy Code have been satisfied. (v) Section 1123(a)(4)—No Discrimination. 24. Pursuant to section 1123(a)(4) of the Bankruptcy Code, Article III of the Plan provides for the same treatment of each Claim or Interest in a particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment {01615762;v1 } 10

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 11 of 39 with respect to such Claim or Interest. As a result thereof, the requirements of section 1123(a)(4) of the Bankruptcy Code have been satisfied. (vi) Section 1123(a)(5)—Implementation/Additional Plan Provisions. 25. Pursuant to section 1123(a)(5) of the Bankruptcy Code, Articles IV-VII and other provisions of the Plan specifically provide in detail adequate and proper means for the Plan’s implementation, including provisions governing the: (a) means of funding Plan obligations; (b) appointment of post-Effective Date Officers and Members of the Board of Directors for the Reorganized Debtors, and the Distribution Agent under the Plan; (c) continued corporate existence and vesting of assets; (d) cancellation of notes, instruments, certificates, and other documents; (e) cure of defaults for assumed executory contracts and unexpired leases; (f) assumption of insurance policies; (g) procedures for objections to Claims and Interests; (h) procedures for resolving Disputed Claims and Interests; and (i) procedures for distributions on account of Allowed Claims and Interests. Moreover, the Reorganized Debtor will have, immediately upon the Effective Date, sufficient Cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan. As a result thereof, the requirements of section 1123(a)(5) of the Bankruptcy Code have been satisfied. (vii) Section 1123(a)(6)—Voting Power of Equity Securities. 26. Pursuant to, and to the extent required by, section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtor’s charter shall be amended to include a provision prohibiting the issuance of non-voting equity securities; accordingly, section 1123(a)(6) of the Bankruptcy Code is satisfied. (viii) Section 1123(a)(7)—Selection of Officers and Directors. 27. Article IV(K) of the Plan sets forth that the existing officers of the Debtor shall {01615762;v1 } 11

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 12 of 39 continue to serve in their current capacities for the Reorganized Debtor, and the Plan Supplement identified the post-Effective Date members of the Reorganized Debtor’s Board of Directors. Thus, section 1123(a)(7) of the Bankruptcy Code is satisfied. (ix) Sections 1123(a)(8), 1123(c)—Debtor is Not an Individual 28. The Debtor is not an individual. Accordingly, sections 1123(a)(8) and 1123(c) of the Bankruptcy Code are not applicable. (x) Section 1123(b)—Discretionary Contents of Plan. 29. The Plan contains various provisions that may be construed as discretionary, but are not required for the Plan to be confirmed under the Bankruptcy Code. As set forth below, such discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent in any way with the applicable provisions of the Bankruptcy Code. Thus, section 1123(b) of the Bankruptcy Code is satisfied. (xi) Section 1123(b)(1)—Claims. 30. Pursuant to section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. (xii) Section 1123(b)(2)—Executory Contracts and Unexpired Leases. 31. Pursuant to section 1123(b)(2) of the Bankruptcy Code, Article V of the Plan provides for the assumption, assumption and assignment, or rejection of the executory contracts and unexpired leases of the Debtor not previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and applicable authorizing orders of the Bankruptcy Court. 32. As set forth in, and in accordance with, Article V of the Plan, subject to the limitations set forth in the Plan, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the {01615762;v1 } 12

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 13 of 39 Effective Date, unless any such Executory Contract or Unexpired Lease: (1) is listed on the schedule of “Assumed Contracts Schedule” in the Initial Plan Supplement or on the schedule of “Amended Assumed Contracts Schedule” in the Amended Plan Supplement; (2) has been previously assumed by the Debtor by Final Order or has been assumed by the Debtor by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (3) is the subject of a motion to assume or reject pending as of the Effective Date; or (4) is otherwise assumed pursuant to the Plan. 33. The Debtor has exercised reasonable business judgment in determining whether to assume, assume and assign, or reject each of its Executory Contracts and Unexpired Leases in accordance with Article V of the Plan and the Plan Supplement. In accordance with section 1123(d) of the Bankruptcy Code, Article V of the Plan provides for the satisfaction of any Cure associated with any executory contracts or unexpired leases to be assumed pursuant to the Plan in accordance with section 365(b)(l) of the Bankruptcy Code. All Claims arising from any pre- assumption breach or default of any assumed executory contract or unexpired lease pursuant to the Plan or otherwise will forever be barred from assertion against the Debtor, its estate, the Reorganized Debtor, and their respective property, unless otherwise ordered. 34. Subject to the provisions set forth in Article V of the Plan and herein, each assumption, assumption and assignment or rejection of an Executory Contract or Unexpired Lease pursuant to the Confirmation Order and in accordance with Article V of the Plan or otherwise shall be legal, valid, and binding upon the Debtor and all non-debtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption, assumption and assignment, or rejection had been authorized and effectuated pursuant to a separate order of the Bankruptcy Court that was entered pursuant to section 365 of the Bankruptcy Code or prior {01615762;v1 } 13

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 14 of 39 to substantial consummation of the Plan. 35. Pursuant to Article V(c) of the Plan, the deadline for any objections to the proposed assumption or rejection of an Executory Contract or Unexpired Lease, or to the Debtor’s calculation of the amount necessary to Cure, is extended to October 14, 2020 at 4:00 (prevailing Eastern Time). Any objections to the proposed assumption or rejection of an Executory Contract or Unexpired Lease, or to the Debtor’s calculation of the amount necessary to Cure must be filed and served on the Debtor or the Reorganized Debtor as applicable on or before October 14, 2020 at 4:00 (prevailing Eastern Time). (xiii) Section 1123(b)(3)—Release, Exculpation, Injunction and Preservation of Claims Provisions. 36. Releases by the Debtor. The releases of Claims and Causes of Action by the Debtor described in Article VIII(A) of the Plan pursuant to section 1123(b)(3)(A) of the Bankruptcy Code represent a valid exercise of the Debtor’s business judgment. Pursuing any such Claims or Causes of Action against each Released Party is not in the best interest of the Debtor’s Estate as the costs involved likely would outweigh any potential benefit from pursuing such Claims or Causes of Action. 37. Releases by Holders of Claims and Interests. The releases of Claims and Causes of Action by Holders of Claims and Interests described in Article VIII(B) of the Plan are an integral component of the Plan. Such releases are provided by Holders of Claims or Interests unless such Holder: (i) is the Holder of an Interest in a Class that is entitled to vote and such Holder (x) votes to accept or reject the Plan and (y) elects on its Ballot to opt out of the releases contained in Article VIII of the Plan; (ii) is the Holder of an Interest in a Class that is entitled to vote and such Holder does not return a ballot accepting or rejecting the Plan; (iii) is the Holder of an Interest in a Class that is entitled to vote and such Class votes to reject the Plan; or (iv) is the {01615762;v1 } 14

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 15 of 39 Holder of a Claim that is Unimpaired under the Plan that timely files with the Bankruptcy Court on the docket of the Bankruptcy Case an objection to the releases contained in Article VIII of the Plan that is either (a) uncontested by the Debtor or (b) sustained by the Bankruptcy Court. The releases are therefore consensual. Each Ballot accurately describes the release provisions of the Plan, sets forth the express release and injunction language from Article VIII of the Plan, directs each Holder of an Interest to the Plan for further information about the release provisions of the Plan, and clearly provides that each Holder of an Interest that returns a signed Ballot has consented to the releases unless such Holder checks the box on the applicable Ballot indicating that such Holder opts not to grant the releases provided in Article VIII(B) of the Plan. 38. Injunction. The injunction provision set forth in Article VIII(D) of the Plan is necessary to preserve and enforce the releases granted pursuant to Article VIII and is narrowly tailored to achieve that purpose. 39. Exculpation. The exculpation provisions set forth in Article VIII(C) of the Plan are appropriately tailored to protect the Exculpated Parties from inappropriate litigation and do not relieve any party of liability for actual fraud or gross negligence. 40. Satisfaction of Claims and Termination of Interests. Except as otherwise specifically provided in the Plan, the distributions, rights and treatments set forth in the Plan shall be in full and complete satisfaction and release of all Claims and Interests. 41. Each of the release, indemnification, and exculpation provisions set forth in the Plan: (a) is within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to 1123(a)(5) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is the best interests of, the Debtor, its Estate, and Holders of {01615762;v1 } 15

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 16 of 39 Claims and Interests; (e) is important to the overall objectives of the Plan to finally resolve all Claims and Interests among or against the parties-in-interest in the Chapter 11 Case with respect to the Debtor; and (f) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code. The record of the Confirmation Hearing and the Chapter 11 Case is sufficient to support the release, exculpation, and injunction provisions contained in Articles VIII(A), VIII(B), VIII(C) and VIII(D) of the Plan, respectively. 42. Preservation of Claims and Causes of Action. In accordance with section 1123(b)(3)(B) of the Bankruptcy Code, Article IV(L) of the Plan appropriately provides for the preservation of the Causes of Action, other than any Causes of Action expressly waived, relinquished, exculpated, or released in the Plan or this Confirmation Order. The provisions regarding Causes of Action in the Plan are appropriate and are in the best interests of the Debtor, its Estate, and Holders of Claims and Interests. (xiv) Section 1129(a)(2)—Compliance by the Debtor and Others With the Applicable Provisions of the Bankruptcy Code. 43. The Debtor, as proponent of the Plan, has complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, including sections 1123, 1125, and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019. 44. The Debtor and each of its respective present and former officers, directors, employees, advisors, attorneys, and agents, as applicable, did not solicit the acceptance or rejection of the Plan by any Holders of Interests prior to the approval and transmission of the Disclosure Statement. Votes to accept or reject the Plan were only solicited by the Debtor and its agents after disclosure to Holders of Claims or Interests of adequate information as defined in section 1125(a) of the Bankruptcy Code. {01615762;v1 } 16

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 17 of 39 45. The Debtor and each of its respective present and former officers, directors, employees, advisors, attorneys, and agents, as applicable, have solicited and tabulated votes on the Plan and have participated in the activities described in section 1125 of the Bankruptcy Code fairly, in good faith within the meaning of section 1125(e) of the Bankruptcy Code, and in a manner consistent with the applicable provisions of the Solicitation Procedures Order, the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules and all other applicable rules, laws and regulations and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article VIII(C) of the Plan. 46. The Debtor and each of its respective present and former officers, directors, employees, advisors, attorneys, and agents, as applicable, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the offering, issuance, and distributions of recoveries under the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. (xv) Section 1129(a)(3)—Proposal of Plan in Good Faith. 47. The Debtor has proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Case, the Plan itself, and the process leading to its formulation. The Debtor’s good faith is evident from the facts and record of the Chapter 11 Case, the Disclosure Statement and the hearing thereon, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Case. The Plan itself, and the process leading to its formulation, provide independent evidence of the Debtor’s good faith, serve the public interest, and assure fair treatment of Holders of Claims and {01615762;v1 } 17

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 18 of 39 Interests. Consistent with the overriding purpose of chapter 11, the Chapter 11 Case was filed, and the Plan was proposed, with the legitimate purpose of allowing the Reorganized Debtor to satisfy its obligations under the Plan with sufficient liquidity and capital resources to provide for the distributions and value to be distributed pursuant to the Plan, and the reorganization of the Debtor. (xvi) Section 1129(a)(4)—Bankruptcy Court Approval of Certain Payments as Reasonable. 48. The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtor in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, satisfy the objectives of and are in compliance with section 1129(a)(4) of the Bankruptcy Code. (xvii) Section 1129(a)(5)—Disclosure of Identity of New Members of Board of Directors, Continued Employment of Officers. 49. The Plan complies with the requirements of section 1129(a)(5) of the Bankruptcy Code. Pursuant to Article IV of the Plan, the Debtor has properly disclosed in the Plan or the Plan Supplement, among other things, the (a) identities of the proposed members of the Reorganized Debtor’s board and the proposed executive officers of the Reorganized Debtor; and (b) New Executive Employment Agreements; (c) the nature of compensation to the insiders employed or retained by the Reorganized Debtor which is hereby approved. The appointment of the Reorganized Debtor as the Distribution Agent under the Plan is consistent with the interests of Holders of Claims and Interests and public policy. {01615762;v1 } 18

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 19 of 39 (xviii) Section 1129(a)(6)—Approval of Rate Changes. 50. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval; therefore, section 1129(a)(6) of the Bankruptcy Code is satisfied. (xix) Section 1129(a)(7)—Best Interests of Holders of Claims and Interests. 51. The liquidation analysis set forth in the Disclosure Statement, including in section 1.5, as supplemented and confirmed by the Hakala Declaration, including its attachments, and the Doak Declaration, including its attachments (collectively, the “Liquidation Analysis”), and the other evidence related thereto that was proffered or adduced at, or in declarations in connection with, the Confirmation Hearing: (a) is reasonable, persuasive, and credible; (b) utilize reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; and (d) establish that, with respect to each Impaired Class, each Holder of an Interest in such Class has voted to accept the Plan or will receive under the Plan on account of such Allowed Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtor were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code. Thus, the Plan satisfies the “best interests of creditors” test set forth in section 1129(a)(7) of the Bankruptcy Code. (xx) Section 1129(a)(8)—Conclusive Presumption of Acceptance by Unimpaired Classes; Acceptance of the Plan by Each Impaired Class. 52. Section 1129(a)(8) of the Bankruptcy Code requires that each Class of Claims or Interests must either accept the Plan or be Unimpaired under the Plan. All Classes with Holders of Claims or Interests are Unimpaired or have voted to accept the Plan. Classes 1, 2, and 3 are Unimpaired and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. As evidenced by the Voting Certification, Classes 4, 5, 6, 7, and 8 are {01615762;v1 } 19

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 20 of 39 Impaired and have voted to accept the Plan under section 1126(c) of the Bankruptcy Code, thus, section 1129(a)(8) of the Bankruptcy Code is satisfied. (xxi) Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code. 53. The treatment of Allowed Administrative Expense Claims, Allowed Administrative Claims for Professional Fees, and the Allowed DIP Claim under Article II of the Plan satisfies the requirements of and complies in all respects with section 1129(a)(9) of the Bankruptcy Code. (xxii) Section 1129(a)(10)—Acceptance By At Least One Impaired Class. 54. As set forth in the Plan, there is no Impaired Class of Holders of Claims, and all Classes of Claims (Classes 1, 2 and 3) are being paid in full and are Unimpaired under the Plan. Therefore, section 1129(a)(10) of the Bankruptcy Code does not apply and the Plan satisfies section 1129(a)(10) of the Bankruptcy Code (xxiii) Section 1129(a)(11)—Feasibility of the Plan. 55. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The evidence proffered, adduced at, or prior to, or in declarations filed in connection with, the Confirmation Hearing (including, without limitation, the Montes Declaration): (a) is reasonable, persuasive and credible; (b) has not been controverted by other evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtor or any successor to the Reorganized Debtor under the Plan; and (d) establishes that the Reorganized Debtor will have sufficient funds available to meet its obligations under the Plan, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code. (xxiv) Section 1129(a)(12)—Payment of Bankruptcy Fees. {01615762;v1 } 20

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 21 of 39 56. Article XII(C) of the Plan provides that all fees payable pursuant to section 1930 of the United States Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed, or closed, whichever occurs first. The Plan therefore satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. (xxv) Section 1129(a)(13)—Pension Benefits. 57. The Debtor does not provide retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code and, therefore, section 1129(a)(13) of the Bankruptcy Code does not apply, and the Plan satisfies section 1129(a)(13) of the Bankruptcy Code. (xxvi) Section 1129(a)(14), (15) & (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations. 58. The Debtor does not owe any domestic support obligations, is not an individual, and is not a nonprofit corporation. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Case. (xxvii) Section 1129(c)—Only One Plan. 59. Other than the Plan, no other plan has been filed in the Chapter 11 Case. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied. (xxviii) Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes. 60. No Governmental Unit has requested that the Bankruptcy Court deny Confirmation of the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code are satisfied. O. Satisfaction of Confirmation Requirements. {01615762;v1 } 21

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 22 of 39 61. Based upon the foregoing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. P. Good Faith. 62. The Debtor, JPM and the Juniper Parties (and all of their respective officers, directors, agents, financial advisors, attorneys, employees, partners, affiliates, members and representatives) have acted in good faith throughout the Chapter 11 Case, including during the arm’s length negotiations of the Restructuring Support Agreement and the Plan. In addition, they will be deemed to have continued to act in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby; and (b) take the actions authorized by the Confirmation Order. Q. Transfers by Debtor; Vesting of Assets. 63. All of the property of the Debtor’s Estate shall vest in the Reorganized Debtor or its successors or assigns, as the case may be, free and clear of all Liens, charges, Claims, encumbrances and other interests, except as expressly provided in the Plan. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable non-bankruptcy law. R. Likelihood of Satisfaction of Conditions Precedent to Consummation. 64. Each of the conditions precedent to Confirmation of the Plan, as set forth in Article IX(A) of the Plan, and each of the conditions precedent to the occurrence of the Effective Date of the Plan, as set forth in Article IX(A) of the Plan, has been satisfied or waived in accordance with the provisions of the Plan or is reasonably likely to be satisfied or waived. S. Implementation. 65. All documents, agreements, and transactions, necessary to implement the Plan, including those contained in the Plan Supplement, and all other relevant and necessary {01615762;v1 } 22

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 23 of 39 documents and transactions have been negotiated in good faith, at arm’s length, and are in the best interests of the Debtor and the Reorganized Debtor and shall, upon satisfaction of all applicable conditions and execution, be valid, binding and enforceable and not in conflict with applicable law. II. ORDER BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT: A. Order. 66. Pursuant to section 1129(a) of the Bankruptcy Code, the Plan (a copy of which is attached hereto as Exhibit A) is confirmed. B. Objections. 67. To the extent that any objections, reservations of rights, requests, statements, or joinders to Confirmation, which have not been withdrawn, waived or settled prior to entry of the Confirmation Order or otherwise resolved as stated on the record of the Confirmation Hearing, they are hereby overruled on the merits. C. Findings of Fact and Conclusions of Law. 68. The findings of fact and conclusions of law stated in the Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the Chapter 11 Case by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed. D. Confirmation of the Plan. 69. This Confirmation Order confirms the Plan and each of its provisions as they may be amended, modified or clarified by the Confirmation Order in each and every respect pursuant {01615762;v1 } 23

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 24 of 39 to section 1129 of the Bankruptcy Code. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto and documents referred to in such papers), and the execution, delivery, and performance thereof by the Debtor or Reorganized Debtor, are authorized and approved as finalized, executed, and delivered. Without further order or authorization of the Bankruptcy Court, the Debtor, Reorganized Debtor, and Distribution Agent, as the case may be, are authorized and empowered to make all non-material modifications to all documents included as part of the Plan Supplement that are consistent with the Plan prior to the occurrence of the Effective Date. As set forth in the Plan, once finalized and executed, the documents comprising the Plan Supplement and all other documents contemplated by the Plan shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all Liens and other security interests purported to be created thereby. 70. The terms of the Plan, the Plan Supplement, and exhibits thereto are incorporated by reference into, and are an integral part of, this Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date of the Plan. E. Plan Classification Controlling. 71. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classifications and Interest amounts set forth on the Ballots tendered to or returned by the Holders of Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not represent, and in no event shall be deemed to modify or otherwise {01615762;v1 } 24

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 25 of 39 affect, the actual classification or amount of such Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of an Interest as representing the actual classification or amount of such Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtor, Reorganized Debtor, or the Distribution Agent, except for voting purposes. F. The Release, Injunction, Exculpation and Related Provisions Under the Plan. 72. The following release, injunction, exculpation and related provisions of Article VII of the Plan, as excerpted from the Plan, are hereby approved and authorized in their entirety. 73. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Plan Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtor prior to the Plan Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a {01615762;v1 } 25

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 26 of 39 Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Plan Effective Date. G. Releases By The Debtor. 74. Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Plan Effective Date, each Released Party is deemed released and discharged by the Debtor, the Reorganized Debtor, and the Releasing Parties from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtor, that the Debtor or the Reorganized Debtor would have been legally entitled to assert in their own right or on behalf of the Holder of any Claim against, or Interest in, the Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtor (including management, ownership, or operation thereof), the Debtor’s in- or out-of-court restructuring efforts, intercompany transactions, the Bankruptcy Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, or any Restructuring, contract, instrument, release, or other Plan Transaction Document, agreement, or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, or the Plan, the filing of the Bankruptcy Case, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Stock pursuant to the Plan, or the distribution of property under the Plan or any other related {01615762;v1 } 26

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 27 of 39 agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Plan Effective Date obligations of any party or Entity under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. H. Releases by Holders of Claims. 75. As of the Plan Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtor under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Plan Effective Date, each of the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtor, the Reorganized Debtor, and each Released Party from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including but not limited to any derivative claims, asserted or assertable on behalf of the Debtor, its Estate, or the Reorganized Debtor, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtor (including management, ownership, or operation thereof), the Debtor’s in- or out-of-court restructuring efforts, intercompany transactions, the Bankruptcy Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the DIP Facility, the DIP Documents, the Disclosure Statement, the Plan, the Exit Facility, the Exit Facility Documents, contract, instrument, release, or other Plan Transaction Document, {01615762;v1 } 27

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 28 of 39 agreement, or document created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, or the Plan, the filing of the Bankruptcy Case, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Stock pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date provided, however, that the foregoing releases shall have no effect on the liability of any Person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any Person or Entity under the Plan or any document, instrument or agreement executed to implement the Plan. 76. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to section 1129 of the Bankruptcy Code, of the releases described in Article VIII which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in Article VIII is: (1) consensual; (2) in exchange for the good and valuable consideration provided by the Released Parties, (3) a good-faith settlement and compromise of such Claims and Interests; (4) in the best interests of the Debtor and all Holders of Claims and Interests; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) subject to the provisions of Article VIII, a bar to any of the Releasing Parties or the Debtor or its Estate asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property. {01615762;v1 } 28

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 29 of 39 I. Exculpation. 77. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission occurring on or after the Petition Date and before the Effective Date in connection with, relating to, or arising out of, the Bankruptcy Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, or any Restructuring, contract, instrument, release or other Plan Transaction Document, agreement, or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Bankruptcy Case, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of the New Common Stock pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. {01615762;v1 } 29

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 30 of 39 J. Injunction. 78. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Plan Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Reorganized Debtor, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the Plan Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. K. Post-Confirmation Notices and Bar Dates. 1. Notice of Entry of the Confirmation Order and Occurrence of the Effective Date. {01615762;v1 } 30

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 31 of 39 79. In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) business days of the Effective Date, the Debtor shall serve a combined Notice of Confirmation and Effective Date (the “Combined Notice”) by United States mail, first class postage prepaid to all parties having been served with the Confirmation Hearing Notice; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtor mailed a notice of Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtor has been informed in writing by such Entity, or is otherwise aware, of that Entity’s new address. Mailing of the Combined Notice shall have the effect of an order of the Bankruptcy Court, shall constitute sufficient notice of the entry of the Confirmation Order and the occurrence of the Effective Date, to such filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provisions of applicable non-bankruptcy law. 2. Professional Compensation. 80. As set forth in Article II(B) of the Plan, Holders of Administrative Claims for Professional Fees shall file and serve final requests for allowance and payment of their Professional Claim no later than thirty (30) days after the Effective Date. Objections to any Professional Claim must be filed and served on the Reorganized Debtor and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Claim. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and any prior Bankruptcy Court orders, the Allowed Amounts of such Administrative Claims for Professional Fees shall be determined by the Bankruptcy Court. {01615762;v1 } 31

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 32 of 39 81. Except as otherwise specifically provided in the Plan, from and after the Effective Date, any requirement that a Professional comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. L. Retention of Jurisdiction. 82. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan as set forth in Article XI of the Plan. M. Cancellation of Notes, Instruments, Certificates, and Other Documents. 83. On the Effective Date, except to the extent otherwise provided in the Plan, all notes, instruments, Certificates, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtor or Reorganized Debtor thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any indenture or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for the purposes of (1) allowing Holders to receive distributions under the Plan, and (2) allowing and preserving the rights of the Reorganized Debtor or the Distribution Agent, as applicable, to make distributions on account of Claims or Interests. N. Administrative Claims. 84. On the Effective Date or as soon thereafter as such Allowed Administrative Expense Claim becomes due and payable according to its terms, Allowed Administrative {01615762;v1 } 32

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 33 of 39 Expense Claims shall be paid in full in Cash or appropriately reserved for, except to the extent that any Holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Expense Claim. O. Exemption from Securities Law. 85. Pursuant to section 1125(e) of the Bankruptcy Code, (i) the Debtor’s transmittal of the Plan solicitation materials as set forth herein, (ii) the Debtor’s solicitation of votes on the Plan, and (iii) the participation of its respective present and former members, partners, representatives, officers, directors, employees, advisors, attorneys, and agents or any other persons in (i) or (ii) above, are not and will not be governed by or subject to any otherwise applicable law, rule, or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. P. Binding Effect. 86. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, exculpation, and injunctions described in the Plan or herein, and any and all non-debtor parties to executory contracts and unexpired leases with the Debtor as set forth in the Plan. 87. The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor {01615762;v1 } 33

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 34 of 39 or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. Q. References to Plan Provisions. 88. The failure to specifically include or to refer to any particular article, section, or provision of the Plan, Plan Supplement, or any related document in the Confirmation Order shall not diminish or impair the effectiveness of such article, section or provision, and such article, section or provision shall have the same validity, binding effect, and enforceability as every other provision of the Plan, it being the intent of the Bankruptcy Court that the Plan and any related documents be confirmed in their entirety. R. Governing Law. 89. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan, any agreements, documents, instruments or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters. S. Effectiveness of All Actions. 90. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, prior to, or after the Effective Date pursuant to the Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the {01615762;v1 } 34

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 35 of 39 officers or directors of the Debtor, Reorganized Debtor, or Distribution Agent, and with the effect that such actions had been taken by unanimous action of each. T. Approval of Consents and Authorization to Take Acts Necessary to Implement Plan. 91. Pursuant to section 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state, the Debtor and the Reorganized Debtor hereby are authorized and empowered to take such actions and to perform such acts as may be necessary, desirable or appropriate to comply with or implement the Plan, any other Plan documents, and all documents, instruments, and agreements related thereto and all annexes, exhibits, and schedules appended thereto, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms without the need for any member or board of directors’ approval. Further, each of the Debtor, the Reorganized Debtor, and the Distribution Agent hereby is authorized and empowered to take such actions, to perform all such acts, to make, execute and deliver all instruments and documents, and to pay all fees and expenses as set forth in the documents relating to the Plan that may be required or necessary for its performance thereunder without the need for any member or board or directors’ approval. 92. On the Effective Date, the Reorganized Debtor or Distribution Agent, as applicable, is authorized and empowered to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan, and any document related thereto, in the name of and on behalf of the Reorganized Debtor. Subject to the terms of the Confirmation Order, the Debtor, the Reorganized Debtor and the Distribution Agent are {01615762;v1 } 35

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 36 of 39 authorized to take any such actions without further corporate action of the Debtor or the Reorganized Debtor. 93. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, and regulations of all states and any other governmental authority with respect to: (a) the implementation or Consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto and (b) any other acts and transactions referred to in or contemplated by the Plan, Plan Supplement, Disclosure Statement and any documents, instruments or agreements related thereto and any modifications or amendments thereto. U. Changes to Plan and Plan Supplement. 94. Subject to the restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtor expressly reserves its rights to revoke or withdraw, alter, amend, or modify materially the Plan and the Plan Supplement, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan. Any such amendment, modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article X of the Plan. Entry of the Confirmation Order constitutes approval of all modifications or amendments to the Plan that occurred after the solicitation of the Plan pursuant to section 1127(a) of the Bankruptcy Code and additional disclosure or resolicitation under Bankruptcy Rule 3019 pertaining to the modifications or amendments is not required. {01615762;v1 } 36

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 37 of 39 V. Texas Comptroller of Public Accounts. 95. Notwithstanding anything in the Plan to the contrary, the Plan shall not release or discharge any entity, other than the Debtors or Reorganized Debtors, from any liability owed to the Texas Comptroller of Public Accounts (“Texas Comptroller”) for a tax debt, including interest and penalties on such tax. This provision is not an admission by any party that such liability exists. 96. Notwithstanding anything in the Plan to the contrary, the Plan shall not limit the Texas Comptroller’s setoff rights under 11 U.S.C. § 553. This provision is not admission by any party that such setoff rights exist. 97. A failure by the Reorganized Debtor to make a payment to the Texas Comptroller on account of an Allowed Claim of the Texas Comptroller pursuant to the terms of the Plan shall be an event of default (“Event of Default”). If the Reorganized Debtor fails to cure an Event of Default as to tax payments within ten (10) business days after service of written notice of default from the Texas Comptroller, the Texas Comptroller may (a) enforce the entire amount of its claim, (b) exercise all rights and remedies under applicable nonbankruptcy law, and (c) seek such relief as may be appropriate in this court. Notice of the default shall be served by first class mail upon the Reorganized Debtor at: 7001 N. Scottsdale Road, Suite 2050, Phoenix, AZ 85253, Attn: Chief Executive Officer, and upon Debtor’s attorney at: Snell & Wilmer, LLP, 400 E. Van Buren, Suite 1900, Phoenix, AZ 85004-2202, Attn: Christopher Bayley, Esq.; cbayley@swlaw.com. The Debtor shall be allowed to cure up to two (2) defaults. Upon a third default, the Texas Comptroller, at its option, may declare the default non-curable and proceed to collect the remainder of the debt. W. Effect of Conflict Between Plan and Confirmation Order. {01615762;v1 } 37

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 38 of 39 98. If there is any direct conflict between the terms of the Plan, including the Plan Supplement, and the Confirmation Order, the terms of the Confirmation Order shall control. X. Authorization to Consummate. 99. The Debtor is authorized to consummate the Plan at any time after entry of the Confirmation Order subject to satisfaction or waiver of the conditions precedent to Consummation set forth in Article IX of the Plan. Y. Final Confirmation Order and Waiver of Stay. 100. This Confirmation Order is a final order. For good cause shown, the stay of Confirmation set forth in Bankruptcy Rule 3020(e) is hereby waived Z. Substantial Consummation. 101. Substantial consummation of the Plan under section 1101(2) of the Bankruptcy Code shall be deemed to occur on the Effective Date. AA. Effect of Reversal. 102. If any or all provisions of this Order are reversed, modified, or vacated by subsequent order, such act shall not affect the validity of acts or obligations taken or incurred under the Plan, Plan Documents, or this Order prior to the Debtors or Reorganized Debtors receipt of notice of such reversal, modification, or vacate. Notwithstanding any such reversal, modification, or vacate of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification, or vacate shall be governed in all respects by the provisions of this Order and the Plan or any amendments or modifications thereto. {01615762;v1 } 38

Case 20-11858-CSS Doc 217 Filed 10/13/20 Page 39 of 39 BB. The Record. 103. The record of the Confirmation Hearing is closed. Dated: October 13th, 2020 CHRISTOPHER S. SONTCHI Wilmington, Delaware UNITED STATES BANKRUPTCY JUDGE {01615762;v1 } 39

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 1 of 53 EXHIBIT A Amended Chapter 11 Plan of IMH Financial Corporation {01615762;v1 }

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 2 of 53 IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE Chapter 11 Proceedings In re: Case No. 20-11858-CSS IMH FINANCIAL CORPORATION, Debtor. AMENDED CHAPTER 11 PLAN OF IMH FINANCIAL CORPORATION William P. Bowden, Esq. (#2553) Gregory A. Taylor, Esq. (#4008) Stacy L. Newman, Esq. (#5044) Katharina Earle, Esq. (#6348) ASHBY & GEDDES 500 Delaware Avenue, 8th Floor Wilmington, DE 19801 Telephone: (302) 654-1888 Christopher H. Bayley, Esq. Steven D. Jerome, Esq. Benjamin W. Reeves, Esq. Jill H. Perrella, Esq. James G. Florentine, Esq. Molly J. Kjartanson, Esq. SNELL & WILMER LLP One Arizona Center 400 E. Van Buren St., Ste. 1900 Phoenix, AZ 85004-2202 Telephone: (602) 382-6000 Co-Counsel for the Debtor and Debtor-in-Possession Dated: September 2, 2020 Wilmington, Delaware Docket No. 158 9/2/20

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 3 of 53 TABLE OF CONTENTS Page ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES ................................................................................................ 1 A. Defined Terms ....................................................................................................... 1 B. Rules of Interpretation ......................................................................................... 12 C. Computation of Time ........................................................................................... 13 D. Governing Law .................................................................................................... 13 E. Reference to Monetary Figures ............................................................................ 13 F. Reference to the Debtor or the Reorganized Debtor ............................................ 14 G. Consent Rights ..................................................................................................... 14 H. Controlling Document ......................................................................................... 14 ARTICLE II ADMINISTRATIVE AND PROFESSIONAL CLAIMS ............................. 14 A. Administrative Expense Claims ........................................................................... 14 B. Professional Fees ................................................................................................. 15 C. DIP Claims ........................................................................................................... 15 D. Juniper Administrative Claim .............................................................................. 15 ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS ......................................................................................... 16 A. Classification of Claims and Interests .................................................................. 16 B. Treatment of Claims and Interests ....................................................................... 16 C. Special Provision Governing Unimpaired Claims ............................................... 22 D. Elimination of Vacant Classes ............................................................................. 22 E. Voting Classes; Presumed Acceptance by Non-Voting Classes .......................... 22 F. Subordinated Claims ............................................................................................ 23 G. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code ................... 23 ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN .................................. 23 A. General Settlement of Claims and Interests ......................................................... 23 B. Sources of Consideration for Plan Distributions ................................................. 23 C. Exemption from Registration Requirements ....................................................... 24 D. Corporate Existence ............................................................................................. 25 E. Payment of Professional Fees .............................................................................. 25 -i-

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 4 of 53 TABLE OF CONTENTS (continued) Page F. Vesting of Assets in the Reorganized Debtor ...................................................... 25 G. Cancellation of Certificates.................................................................................. 25 H. New Organizational Documents .......................................................................... 25 I. Effectuating Documents; Further Transactions ................................................... 25 J. Section 1146(a) Exemption.................................................................................. 26 K. Directors and Officers .......................................................................................... 26 L. Preservation of Rights of Action.......................................................................... 26 M. Restructuring ........................................................................................................ 27 ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ......................................................................................................... 28 A. Assumption of Executory Contracts and Unexpired Leases ................................ 28 B. Indemnification .................................................................................................... 28 C. Cure of Defaults and Objections to Cure and Assumption .................................. 29 D. Contracts and Leases Entered Into After the Petition Date ................................. 29 E. Insurance Policies ................................................................................................ 29 F. Compensation and Benefits ................................................................................. 30 G. Reservation of Rights ........................................................................................... 30 ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS ........................................ 30 A. Distributions on Account of Claims and Interests Allowed as of the Plan Effective Date ...................................................................................................... 30 B. Rights and Powers of Distribution Agent ............................................................ 30 C. Special Rules for Distributions to Holders of Disputed Claims and Interests ................................................................................................................ 31 D. Delivery of Distributions ..................................................................................... 31 E. Claims Paid or Payable by Third Parties ............................................................. 33 F. Setoffs .................................................................................................................. 34 ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS .................................................................................................. 34 A. Disputed Claims Process...................................................................................... 34 B. Claims Administration Responsibilities .............................................................. 34 C. Duplicate, Satisfied, Amended, and Superseded Claims ..................................... 35 -ii-

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 5 of 53 TABLE OF CONTENTS (continued) Page D. Disallowance of Claims and Interests .................................................................. 35 ARTICLE VIII SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS ................................................................................................ 35 A. Releases by the Debtor......................................................................................... 36 B. Consensual Releases by Holders of Claims and Interests ................................... 36 C. Exculpation .......................................................................................................... 37 D. Injunction ............................................................................................................. 38 E. Protection Against Discriminatory Treatment ..................................................... 38 F. Document Retention ............................................................................................ 39 H. Reimbursement or Contribution .......................................................................... 39 I. Release of Liens ................................................................................................... 39 ARTICLE IX CONDITIONS TO CONFIRMATION AND PLAN EFFECTIVE DATE ............................................................................................................. 39 A. Conditions Precedent to the Confirmation of the Plan and the Plan Effective Date ...................................................................................................... 39 B. Waiver of Conditions Precedent .......................................................................... 40 C. Effect of Non-Occurrence of Conditions to Consummation ............................... 40 ARTICLE X MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN ............................................................................................................. 41 A. Modification of Plan ............................................................................................ 41 B. Effect of Confirmation on Modifications ............................................................ 41 C. Withdrawal of Plan .............................................................................................. 41 ARTICLE XI RETENTION OF JURISDICTION ............................................................... 41 ARTICLE XII MISCELLANEOUS PROVISIONS .............................................................. 43 A. Immediate Binding Effect .................................................................................... 43 B. Additional Documents ......................................................................................... 43 C. Payment of Statutory Fees .................................................................................. 43 D. Reservation of Rights ........................................................................................... 43 E. Successors and Assigns ........................................................................................ 44 F. Service of Documents .......................................................................................... 44 G. Term of Injunctions or Stays................................................................................ 45 -iii-

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 6 of 53 TABLE OF CONTENTS (continued) Page H. Entire Agreement ................................................................................................. 45 I. Plan Supplement Exhibits .................................................................................... 45 J. Non-Severability .................................................................................................. 46 K. Votes Solicited in Good Faith .............................................................................. 46 L. Closing of the Bankruptcy Case .......................................................................... 46 M. Waiver or Estoppel .............................................................................................. 46 -iv-

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 7 of 53 Introduction IMH Financial Corporation, as debtor and debtor in possession, propose this plan of reorganization pursuant section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A below. The Debtor seeks to consummate the Restructuring on the Plan Effective Date or as soon as practicable thereafter. Reference is made to the Disclosure Statement for a discussion of the Debtor’s history, business, properties, and operations, projections, risk factors, a summary and analysis of this Plan, the Restructuring, and certain related matters. ALL HOLDERS OF INTERESTS THAT ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES A. Defined Terms 1. “Administrative Expense Claim” means any claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Debtor’s Estate and operating the Debtor’s business, including wages or salaries for services rendered after the Petition Date and through the Plan Effective Date, claims under section 503(b)(9) of the Bankruptcy Code, any Professional Claim approved for payment by the Debtor’s Estate to the extent allowed under sections 330 or 503 of the Bankruptcy Code, all fees and charges assessed against the Debtor’s Estate under section 1930 of chapter 123 of title 28 of the United States Code, and all Claims that are entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court (under section 546(c)(2)(A) of the Bankruptcy Code or otherwise). 2. “Allowed” means, with reference to any Claim or Interest, a Claim or Interest (a) arising on or before the Plan Effective Date as to which (i) no objection to allowance or priority, and no request for estimation or other challenge, including, pursuant to section 502 of the Bankruptcy Code or otherwise, has been interposed and not withdrawn within the applicable period fixed by the Plan or applicable law, or (ii) any objection or dispute has been determined in favor of the Holder of the Claim or Interest by a Final Order, (b) that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtor or the Reorganized Debtor, (c) as to which the liability of the Debtor or the Reorganized Debtor, as applicable, and the amount thereof is determined by a Final Order of a court of competent jurisdiction, or (d) expressly allowed hereunder; provided, that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to (and shall not exceed) all limitations or maximum amounts permitted set forth in the Bankruptcy Code, including sections 502, 503 or 510 of the Bankruptcy Code, to the fullest extent applicable, and (y) the Reorganized Debtor shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise 1

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 8 of 53 Unimpaired pursuant to the Plan. 3. “Amended and Restated JIA Agreement” means that Amended and Restated Non-Discretionary Investment Advisory Agreement, dated as of July 21, 2020, that will enter into effect, and amend and restate the JIA Agreement, as of the Plan Effective Date. 4. “Assumed Contracts Schedule” means that certain schedule of assumed Executory Contracts and Unexpired Leases attached as Exhibit D to the Disclosure Statement, which may be amended in the Plan Supplement. 5. “Bain Parties” means Lawrence D. Bain and ITH Partners LLC. 6. “Bankruptcy Case” means the above-captioned voluntary chapter 11 commenced by the Debtor on the Petition Date. 7. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101- 1532. 8. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Case. 9. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated by the United States Supreme Court pursuant to 28 U.S.C. § 2075, as amended from time to time and as applicable to the Chapter 11 Case, and the general, local, and chamber rules of the Bankruptcy Court. 10. “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or day on which commercial banks in New York are required or authorized by law to remain closed. 11. “Cash” means legal tender of the United States of America and equivalents thereof. 12. “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertible, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code. 13. “Certificate” means any instrument evidencing a Claim or an Interest. 14. “Claim” means any “claim,” as such term is defined in section 101(5) of the 2

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 9 of 53 Bankruptcy Code, against the Debtor. 15. “Claims Distribution” means the aggregate of all Plan Effective Date Cash payments or reserves on account of Administrative Expense Claims, Priority Claims, and General Unsecured Claims, excluding (i) any Administrative Expense or Super-Priority Claims of JPM for payment or reimbursement of the JPM Expenses; and (ii) the operating expenses of the Debtor incurred after the 90th day after the Petition Date. 16. “Claim Register” means the official register of Claims against and Interests in the Debtor maintained by the Solicitation Agent. 17. “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code. 18. “Common Stock Distribution” means the aggregate Cash payment to be distributed pro rata to Holders of Allowed Class 6 Common Stock Interests provided Class 6 votes to accept the Plan. 19. “Common Stock” means: (a) the Debtor’s Common Stock, par value $.01 per share; (b) the Debtor’s Class B Common Stock, par value $.01 per share; (c) the Debtor’s Class C Common Stock, par value $.01 per share; and (d) the Debtor’s Class D Common Stock, par value $.01 per share. 20. “Confirmation” means the entry of the Confirmation Order on the docket of the Bankruptcy Case. 21. “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Case within the meaning of Bankruptcy Rules 5003 and 9021. 22. “Confirmation Hearing” means the hearing held by the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtor seeks entry of the Confirmation Order, as such hearing may be continued from time to time. 23. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and that is otherwise consistent with the Restructuring Support Agreement. 24. “Consummation” means the occurrence of the Plan Effective Date. 25. “Cure” means a Claim (unless waived or modified by the applicable counterparty) for cure of Debtor’s default under an Executory Contract assumed by the Debtor pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code. 26. “Debtor” means IMH Financial Corporation. 3

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 10 of 53 27. “DIP Claims” means any and all Claims held by the DIP Lender arising under or relating to the DIP Credit Agreement or the DIP Orders, and which constitute “Obligations,” under, and as defined in, the DIP Credit Agreement. 28. “DIP Credit Agreement” means that J.P. Morgan Senior Secured, Super-Priority Debtor-In-Possession Agreement dated as of July 27, 2020 among, inter alia, the Debtor and DIP Lender. 29. “DIP Facility Documents” means, collectively, the DIP Credit Agreement, the DIP Orders and any additional or other documents or agreements governing the DIP Facility, including the Budget and the credit agreement governing the DIP Facility, and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including security agreements and guaranty agreements. 30. “DIP Facility” means the senior secured super-priority debtor-in-possession financing facility in the approximate amount of $10,150,000 or such other amount as may be consistent with the Budget, provided by JPM to the Debtor in the Bankruptcy Case pursuant to section 364 of the Bankruptcy Code, and approved by the Bankruptcy Court by the DIP Orders. 31. “DIP Lender” means JPM. 32. “DIP Orders” means the Interim DIP Order and the Final DIP Order. 33. “Disallowed” means with respect to any Claim or Interest, such Claim or Interest or portion thereof that (i) has been disallowed or expunged by a Final Order or by a specific provision of the Plan, or (ii) has been agreed to by the Holder of such Claim or Interest and the applicable Debtor to be equal to $0 or to be expunged. 34. “Disclosure Statement” means the disclosure statement for the Plan, including any exhibits, appendices, schedules, ballots, and related documents thereto, as amended, supplemented or modified in accordance with applicable law and the Restructuring Support Agreement, and any procedures related to the solicitation of votes to accept or reject the Plan. 35. “Disputed” means, with respect to any Claim or Interest, a Claim or Interest that is not yet Allowed, including (a) any Proof of Claim or request for payment of an Administrative Expense Claim filed after the Plan Effective Date or the deadline for filing Proofs of Claim based on the Debtor’s rejection of Executory Contracts, and (b) any Claim that is subject to an objection or a motion to estimate, in each case that has not been withdrawn, resolved, or ruled on by a Final Order of the Bankruptcy Court. 36. “Distribution Agent” means, as applicable, the Reorganized Debtor or any Entity the Reorganized Debtor selects to make or to facilitate distributions in accordance with the Plan. 37. “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtor or the Reorganized Debtor, on or after the Plan Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims and/or Interests entitled to receive distributions under the Plan. 4

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 11 of 53 38. “Distribution Record Date” means the Confirmation Date. 39. “Entity” means any “entity,” as such term is defined in section 101(15) of the Bankruptcy Code. 40. “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code. 41. “Estate” means the estate of the Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the Debtor’s Bankruptcy Case. 42. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended. 43. “Exculpated Party” means, collectively, (a) the Debtor; (b) the Debtor’s Professionals; (c) official committees appointed in the Bankruptcy Case (if any) and each of their respective members and any Professional; and (d) with respect to each of the foregoing, such Entities’ current officers, managers, directors, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees. 44. “Executive Employment Agreements” means those each of those Executive Employment Agreements entered into on or about July 22, 2020 prior to the commencement of the Bankruptcy Case, by and between Company and each of the following Company Executives: (i) Chad Parson; (ii) Jonathan Brohard; (iii) Samuel Montes; and (iv) Greg Hanss, each such agreement to be effective only upon the conditions set forth therein and in the Restructuring Support Agreement. 45. “Executory Contract” means a contract or lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code. 46. “Exit Facility” means the senior secured financing facility described in the Exit Facility Term Sheet in the approximate amount of $66,000,000 or such other amount as may be required consistent with the Restructuring Support Agreement and the Plan, but not to exceed $71,000,000 as determined by JPM in its sole discretion, to be provided by JPM on the Plan Effective Date to fund the Debtor’s obligations under and to effectuate the Plan, to satisfy all obligations under the DIP Facility, and to fund the Reorganized Debtor’s ongoing obligations and working capital requirements after the Plan Effective Date. 47. “Exit Facility Credit Agreement” means the credit agreement to be entered into in connection with the Exit Facility, which shall be materially consistent with the Exit Facility Term Sheet. A form of the Exit Facility Credit Agreement shall be filed with the Plan Supplement. 48. “Exit Facility Documents” means any documents or agreements governing the Exit Facility, including the Exit Facility Credit Agreement and any and all other agreements, documents, and instruments delivered or entered into in connection therewith, including security agreements and guarantee agreements. 5

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 12 of 53 49. “Exit Facility Term Sheet” means a summary of the material term of the Exit Facility attached as an Exhibit to the Restructuring Support Agreement. 50. “Exit Lender” means JPM. 51. “Final Decree” means the decree contemplated under Bankruptcy Rule 3022 closing the Bankruptcy Case. 52. “Final DIP Order” means the Final Order entered by the Bankruptcy Court in the Bankruptcy Case approving the DIP Facility, and granting all the protections, claims, liens, and priority rights as set forth in the Interim DIP Order, on a final basis. 53. “Final Order” means, as applicable, an order, ruling or judgment of the Bankruptcy Court or any other court of competent jurisdiction or governmental authority, as applicable, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing will then be pending, or as to which any right to appeal, petition for certiorari, or motion to reargue or rehear will have been waived in writing in form and substance satisfactory to the Debtor, or on and after the Plan Effective Date the Reorganized Debtor, or in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court, or other court of competent jurisdiction (as applicable) will have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing will have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing will have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state or provincial court rules of civil procedure, may be filed with respect to such order will not cause such order not to be a Final Order. 54. “First Claims Overage” means a Claims Distribution above $6,892,912 and less than $7,728,322. 55. “General Unsecured Claim” means any Claim against the Debtor as of the Petition Date, other than an Administrative Expense Claim, a DIP Claim, or a Priority Claim. 56. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code. 57. “Holder” means the beneficial holder of a Claim or Interest. 58. “Hotel” means McArthur Place Hotel & Spa, located in Sonoma, California. 59. “Hotel Administrative Services Agreement” means that certain letter agreement dated as of August 1, 2019, by and between JIA and the Debtor, as amended and restated by that certain letter agreement dated as of June 23, 2020, by and among JCAM, JIA and the Debtor, pursuant to which JCAM has been engaged by the Debtor to provide certain administrative services, including in connection with the Hotel. 6

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 13 of 53 60. “Impaired” is used to describe a Claim or an Interest that is not Unimpaired. 61. “Indemnification Provisions” means each of the Debtor’s indemnification provisions currently in place as of the Petition Date whether contained in the Debtor’s bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts with the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtor. 62. “Interest” means the Common Stock, Preferred Stock, Warrants, and any limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interest, unit, or share in the Debtor (including all options, warrants, rights, or other securities or agreements to obtain such an interest or share in the Debtor), whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated "stock" or a similar security. 63. “Interim DIP Order” means the order to be entered by the Bankruptcy Court approving the Debtor’s entry into the DIP Facility on an interim basis. 64. “JCAM” means Juniper Capital Asset Management, LLC, a Delaware limited liability company. 65. “JCP Realty” means JCP Realty Partners, LLC, a Delaware limited liability company. 66. “JIA” means Juniper Investment Advisors, LLC, a [Delaware] limited liability company. 67. “JIA Agreement” means that certain Non-Discretionary Investment Advisory Agreement between the Debtor and JIA, dated as of August 14, 2019. 68. “JNVM Realty” means Juniper NVM, LLC, a Delaware limited liability company. 69. “JPM” means JPMorgan Chase Funding Inc. and/or its affiliates. 70. “JPM Expenses” means any Administrative Expenses or super-priority Claims of JPM for payment or reimbursement of its reasonable fees and expenses with respect to the Bankruptcy Case, including without limitation the fees and expense of primary and local bankruptcy counsel and any other professionals retained by JPM with respect thereto. 71. “Juniper” means Juniper Capital Partners, LLC, a Delaware limited liability company. 72. “Juniper Agreements” means (i) the JIA Agreement; (ii) the Amended and Restated JIA Agreement; (iii) the Hotel Administrative Services Agreement; (iv) that certain Services Agreement dated as of June 3, 2019, by and between the Debtor and JIA; and (v) that certain Sublease Agreement dated as of August 1, 2019, by and between the Debtor and JIA. 7

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 14 of 53 73. “Juniper Interests” means the Interests in the Preferred Stock held by JCP Realty and JNVM, which, in turn, are controlled by Juniper. 74. “Juniper Parties” means JCAM, JCP Realty, JNVM, and JIA, parties to the Restructuring Support Agreement. 75. “Lien” means a “lien” as such term is defined in section 101(37) of the Bankruptcy Code. 76. “Minimum Equity Distribution” means the lowest possible amount of Common Stock Distribution, provided Class 6 votes to accept the Plan. 77. “Miscellaneous Interest” means any Interest in the Debtor that is not Preferred Stock, Common Stock, or an Outstanding Warrant Interest, including but not limited to Stock Options, the Restricted Stock Grants and any Claim subordinated under Section 510(c) of the Code or principles of equitable subordination, or otherwise. 78. “New Common Stock” means the shares of common stock in and to be issued by the Reorganized Debtor on or after the Plan Effective Date. 79. “New Organizational Documents” means the new bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, limited partnership agreements, certificate of designation, operating agreements, certificates of limited partnership, agreements of limited partnership, or such other organizational documents of the Reorganized Debtor. 80. “Outstanding Warrant Interests” means an Interest in Common Stock of the Debtor pursuant to a warrant. 81. “Person” means an individual, corporation, general partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other person (as defined in section 101(41) of the Bankruptcy Code) or entity, or the United States trustee. 82. “Petition Date” means the date on which the Bankruptcy Case was commenced. 83. “Plan” means this Chapter 11 plan, including the Plan Supplement and all exhibits, supplements, appendices, and schedules. 84. “Plan Effective Date” means the date upon which (a) no stay of the Confirmation Order is in effect and the Confirmation Order is a Final Order, (b) all conditions precedent to the effectiveness of the Plan have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be, (c) the transactions to occur on the Plan Effective Date pursuant to the Plan become effective and are consummated, and (d) the substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Plan occurs. 8

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 15 of 53 85. “Plan Supplement” means the forms of agreements and documents to be filed in a supplement to the Plan no later than 7 days before the Voting Deadline or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, that includes the necessary documentation to effectuate the Plan, including (i) the New Organizational Documents, (ii) any documents identifying the member(s) of the Reorganized Debtor’s Board, (iii) a form of the Exit Facility Credit Agreement, and (iv) the Assumed Contracts Schedule. 86. “Plan Transaction Document” means all definitive documents and agreements to which the Debtor will be a party as contemplated by the Restructuring Support Agreement and the Plan, including: (a) all motions and proposed court orders that the Debtor files on or after the Petition Date and seeks to have heard on an expedited basis at the “first day hearing”; (b) the Plan and Disclosure Statement; (c) any documentation or agreements related to item (b) set forth above; (d) the Confirmation Order and pleadings in support of entry thereof; (e) the New Organizational Documents; (f) the Exit Facility Documents; (g) the DIP Orders and pleadings related thereto; (h) the DIP Credit Agreement; (i) any filings seeking to assume or to assume and assign any Executory Contract; (j) any document filed by the Debtor to implement any of the foregoing; and (k) any other document that will comprise the Plan Supplement. 87. “Priority Claims” means all priority claims under section 507(a) of the Bankruptcy Code other than Administrative Expense Claim. 88. “Preferred Equity Holders” means, collectively, JPM, JCP Realty and JNVM. 89. “Preferred Stock” means the Debtor’s Series A Preferred Stock, Series B-1 Cumulative Convertible Preferred Stock, Series B-2 Cumulative Convertible Preferred Stock, Series B-3 Cumulative Convertible Preferred Stock, and Series B-4 Cumulative Convertible Preferred Stock. 90. “Priority Claim” means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim, or DIP Claim. 91. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class. 92. “Professional” means any Entity: (a) employed in the Bankruptcy Case pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Plan Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code. 93. “Professional Claim” means any Claim by a Professional for Professional Fees. 94. “Professional Fees” means the accrued, contingent, and/or unpaid compensation for services rendered, and reimbursement for expenses incurred, by Professionals, that: (a) are awardable and allowable pursuant to sections 327, 328, 329, 330, 331, 503(b) and/or 1103 of the Bankruptcy Code or otherwise rendered allowable prior to the Confirmation Date; (b) have not 9

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 16 of 53 been denied by the Bankruptcy Court by Final Order; (c) have not been previously paid (regardless of whether a fee application has been filed for any such amount); and (d) remain outstanding after applying any retainer that has been provided to such Professional. 95. “Professional Fee Amount” means the aggregate amount of Professional Claims and other unpaid fees and expenses Professionals estimate they have incurred or will incur in rendering services to the Debtor prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtor as set forth in Article II.C of the Plan. 96. “Proof of Claim” means a proof of Claim filed against the Debtor in the Bankruptcy Case. 97. “Reinstated” or “Reinstatement” means, with respect to any Claim, that the Claim shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default. 98. “Rejection Claim” means, with respect to Claims, a Claim arising against the Debtor as a result of the Debtor’s rejection of an Executory Contract in accordance with Article V of the Plan. 99. “Released Party” means, collectively, each of the following in their respective capacities as such: (a) the Debtor and the Reorganized Debtor, and all of their (1) current financial advisors, attorneys, accounts, investment bankers, representatives, and other professionals, (2) current employees, consultants, affiliates, officers, managers, and directors, including any such Persons or Entities retained pursuant to section 363 of the Bankruptcy Code; (b) the parties to the Restructuring Support Agreement; (c) the DIP Lender; (d) with respect to the Debtor, the Reorganized Debtor, the Entities in clause (b), each of their current and former affiliates; and (e) with respect to each of the foregoing Entities in clauses (a) through (c), such Entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors, principals, direct and indirect shareholders, direct and indirect members, direct and indirect partners, direct and indirect equity holders, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, agents and other professionals, and such Persons’ respective heirs, executors, estates, servants and nominees; provided, however, that any Holder of a Claim or Interest that opts out of the releases in accordance with the provisions of Article VIII of Plan shall not be a “Released Party.” 100. “Releasing Party” means, collectively, each of the following in their respective capacities as such: (a) the Debtor and the Reorganized Debtor; (b) the parties to the Restructuring Support Agreement; (c) the DIP Lender; (d) with respect to the Debtor, the Reorganized Debtor, and each of the foregoing Entities in clause (b), each of their current and former affiliates; (d) with respect to each of the foregoing Entities in clauses (a) through (c), such Entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors principals, direct and indirect shareholders, direct and indirect members, direct and indirect partners, employees, agents, 10

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 17 of 53 advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, agents and other professionals, and such Persons’ respective heirs, executors, estates, servants and nominees; and (e) Holders of a Claim or Interest; provided, however, that such Holder shall be neither a Releasing Party nor a Released Party if it: (i) is the Holder of an Interest in a Class that is entitled to vote and such holder (x) votes to accept or reject the Plan and (y) elects on its Ballot to opt out of the releases contained in Article VIII of the Plan; (ii) is the Holder of an Interest in a Class that is entitled to vote and such holder does not return a ballot accepting or rejecting the Plan; (iii) is the Holder of an Interest in a Class that is entitled to vote and such Class votes to reject the Plan; or (iv) is the Holder of a Claim that is Unimpaired under the Plan that timely files with the Bankruptcy Court on the docket of the Bankruptcy Case an objection to the releases contained in Article VIII of the Plan that is either (a) uncontested by the Debtor or (b) sustained by the Bankruptcy Court (a “Release Objection”); provided further, however, that the parties to the Restructuring Support Agreement shall not be entitled to opt out of the releases contained in Article VIII of the Plan. 101. “Reorganized Debtor” means the Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on or after the Plan Effective Date. 102. “Requisite Consenting Parties” means JPM and the Juniper Parties. 103. “Restricted Stock Grant” means any unvested outstanding restricted Common Stock grant issued by the Debtor. 104. “Restructuring Support Agreement” means that certain Restructuring Support Agreement by and between the Debtor, JPM, the Juniper Parties and the Bain Parties. 105. “Restructuring” means the Debtor’s restructuring transactions, inclusive of the transactions described in Article IV. 106. “Second Claims Overage” means a Claims Distribution above $7,728,322 and less than $9,228,322. 107. “Secured Claim” means any Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) subject to setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff. 108. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a– 77aa, together with the rules and regulations promulgated thereunder, or any similar federal, state, or local law. 109. “Security” has the meaning set forth in section 2(a)(1) of the Securities Act. 110. “Series B-1 Preferred Stock” means the Debtor’s Series B-1 Cumulative Convertible Preferred Stock. 11

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 18 of 53 111. “Series B-1 Preferred Stock Prepetition Payments” means all dividends with respect to the Series B-1 Preferred Stock (with interest, if any) that have accrued and remain unpaid as of the commencement of the Bankruptcy Case on the Petition Date. 112. “Solicitation Agent” means Donlin, Recano & Company, Inc., the proposed notice, claims, and solicitation agent retained by the Debtor in the Bankruptcy Case by order of the Bankruptcy Court. 113. “Stock Options” means all outstanding Common Stock options in the Debtor. 114. “Third Claims Overage” means a Claims Distribution above $9,228,322. 115. “Trading Procedures Order” means the interim and/or final orders of the Bankruptcy Court establishing procedures for the trading of Claims against and Interests in the Debtor during the Bankruptcy Case. 116. “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtor of an intent to accept a particular distribution; (c) responded to the Debtor’s or Reorganized Debtor’s requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution. 117. “Unimpaired” is used to describe a Class of Claims or Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code. 118. “Warrants” means the outstanding warrants to purchase Common Stock in the Debtor. 119. “Warrants Distribution” means an aggregate Cash payment of $52,000 payable pro rata to Holders of Allowed Class 7 Outstanding Warrant Interests, provided Class 7 votes to accept the Plan. B. Rules of Interpretation For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for 12

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 19 of 53 convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents filed in the Bankruptcy Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” and (l) any immaterial effectuating provisions may be interpreted by the Debtor or the Reorganized Debtor in such a manner that is consistent with the overall purpose and intent of the Plan all without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. C. Computation of Time Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may or shall occur pursuant to the Plan is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. D. Governing Law Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtor or the Reorganized Debtor, as applicable, shall be governed by the laws of the state of incorporation or formation of the Debtor or Reorganized Debtor, as applicable. E. Reference to Monetary Figures All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided. F. Reference to the Debtor or the Reorganized Debtor Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor or to the Reorganized Debtor mean the Debtor and the Reorganized Debtor, as applicable, to the extent the context requires. 13

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 20 of 53 G. Consent Rights 1. Each of (i) the Plan, the Plan Supplement, and any Plan Transaction Document, including any amendments, restatements, supplements, or other modifications to such documents, an any consents, waivers or other deviations under or from such documents, (ii) any material contracts or arrangements of the Debtor, (iii) any Orders submitted for consideration and approval to the Court by the Debtor, including, without limitation, the Confirmation Order and any amendments thereto, and (iv) any waivers, modifications or any other actions which could otherwise be taken by the Debtor in the Case, must be in form and substance acceptable to JPM, in writing, in its sole discretion. 2. Each of (i) the Juniper Agreements and (ii) any other documents that directly and materially involve the Juniper Parties must be in form and substance acceptable to the Juniper Parties, in writing, in their sole discretion, and in all other respects acceptable to the Juniper Parties in their sole discretion. H. Controlling Document In the event of an inconsistency between the Plan, the Restructuring Support Agreement, and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control. ARTICLE II ADMINISTRATIVE AND PROFESSIONAL CLAIMS In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Claims, and DIP Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan. A. Administrative Expense Claims On the Plan Effective Date or as soon thereafter as such Allowed Administrative Expense Claim becomes due and payable according to its terms, Allowed Administrative Expense Claims shall be paid in full in Cash or appropriately reserved for, except to the extent that any Holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Expense Claim. B. Professional Fees Holders of Administrative Claims for Professional Fees shall file and serve final requests for payment of their Professional Claim no later than the first Business Day that is thirty (30) days after the Plan Effective Date. Objections to any Professional Claim must be filed and served on the Reorganized Debtor and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Claim. A hearing to consider final fee 14

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 21 of 53 request of a Professional, and any outstanding objections thereto, shall be scheduled for a date and time as the Bankruptcy Court directs. The Reorganized Debtor shall pay any Allowed Professional Claim in Cash in accordance with Article IV.E. Professionals shall deliver to the Debtor their estimates for purposes of the Reorganized Debtor computing the Professional Fee Amount no later than five (5) Business Days prior to the anticipated Plan Effective Date. For the avoidance of doubt, no such estimate shall be deemed to limit the amount of the fees and expenses that are the subject of a Professional’s final request for payment of a Professional Claim filed with the Bankruptcy Court. If a Professional does not provide an estimate, the Debtor may estimate the unpaid and unbilled fees and expenses of such Professional. From and after the Plan Effective Date, any requirement that a Professional comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. C. DIP Claims On the Plan Effective Date, the DIP Claims shall be Allowed in full, in the amount of all Obligations thereunder (as such term is defined in the DIP Facility Agreement). On the Plan Effective Date, such Obligations shall be satisfied by payment from the proceeds of the Exit Facility. At the discretion of JPM, on the Plan Effective Date, all liens and security interests granted to secure the obligations arising under the DIP Facility Documents shall continue, remain in effect, and be deemed to secure the obligations under the Exit Facility, subject to the terms and conditions of the Exit Facility Documents. D. Juniper Administrative Claim After entry of the Order approving the Disclosure Statement, if, at the Debtor’s request, JCP Realty communicates with the holders of Common Stock or Warrants and expends material resources, on a best efforts basis, assisting the Debtor and the Debtor’s retained professionals in the Debtor’s solicitation of votes for the acceptance or rejection of the Plan from such holders consistent with section 1126(d) of the Bankruptcy Code, then the Debtor shall reimburse JCP Realty for such efforts and expenses by paying JCP Realty a flat fee of $100,000 on the Plan Effective Date. ARTICLE III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS A. Classification of Claims and Interests Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any 15

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 22 of 53 portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Plan Effective Date. Below is a chart assigning each Class a number for purposes of identifying each separate Class. Class Claims or Interests Status Voting Rights 1 Secured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 2 Priority Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 3 General Unsecured Claims Unimpaired Not Entitled to Vote (Deemed to Accept) 4 Juniper Interests Impaired Entitled to Vote 5 JPM Interests Impaired Entitled to Vote 6 Common Stock Interests Impaired Entitled to Vote 7 Outstanding Warrant Interests Impaired Entitled to Vote 8 Miscellaneous Interests Impaired Entitled to Vote B. Treatment of Claims and Interests Each Holder of an Allowed Claim or Allowed Interest, as applicable, will receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by: (a) the Debtor; and (b) the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, will receive such treatment on the Plan Effective Date or as soon as reasonably practicable thereafter. a. Class 1 – Secured Claims (i) Classification: Class 1 consists of any Secured Claims against the 16

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 23 of 53 Debtor. (ii) Treatment: Each Holder of an Allowed Secured Claim, as determined by the Debtor or the Reorganized Debtor, as applicable, will receive: (1) Reinstatement of its Allowed Secured Claim; (2) payment in full in Cash on the Plan Effective Date in an amount equal to its Allowed Secured Claim, including post-petition interest, if any, on such Allowed Secured Claim required to be paid pursuant to Section 506 of the Bankruptcy Code; (3) the collateral securing its Allowed Secured Claim free and clear of Liens, claims, and encumbrances, if and only if such collateral, as of the day prior to the Plan Effective Date, was property of the Estate of the Debtor; or (4) such other treatment agreed to by the Holder of such Allowed Secured Claim and the Debtor or the Reorganized Debtor, as applicable. (iii) Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Secured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Holders of Allowed Secured Claims are not entitled to vote to accept or reject the Plan. b. Class 2 – Priority Claims (i) Classification: Class 2 consists of any Priority Claims against the Debtor. (ii) Treatment: Each Holder of an Allowed Priority Claim, as determined by the Debtor or the Reorganized Debtor, as applicable, shall be paid in full in Cash on the Plan Effective Date or appropriately reserved for, except to the extent that any Holder agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Priority Claims. (iii) Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Priority Claims are conclusively presumed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code. Holders of Allowed Priority Claims are not entitled to vote to accept or reject the Plan. 17

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 24 of 53 c. Class 3 – General Unsecured Claims (i) Classification: Class 3 consists of any General Unsecured Claims against the Debtor. (ii) Treatment: Each Holder of an Allowed General Unsecured Claim shall, at the option of the Debtor or the Reorganized Debtor, as applicable, receive either: (1) reinstatement of such Claim pursuant to Section 1124 of the Bankruptcy Code; (2) payment in full in Cash, plus interest to the extent entitled to interest under applicable law, on the later of (A) the Plan Effective Date, or (B) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Claim; or (3) such other treatment rendering such Claim Unimpaired under the Bankruptcy Code, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim. (iii) Voting: Class 3 is Unimpaired under the Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan. d. Class 4 – Juniper Interests (i) Classification: Class 4 consists of any Juniper Interests in the Debtor. (ii) Treatment: Holders of Juniper Interests shall receive on the Plan Effective Date the aggregate sum of $8,912,519 in Cash representing the redemption of the Series B-1 Preferred Stock of such Holders at par, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Series B-1 Preferred Stock and any and all related claims or other rights, including (1) any dividends accruing after the commencement of the Bankruptcy Case on the Petition Date (subject to the terms of the Restructuring Support Agreement), (2) the “consent payment” with respect to such Holders’ Series B-1 Preferred Stock due on July 25, 2020; and (3) any Claim or Interest that is determined to be subordinated to the status of an equity security, whether under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise, and all such Juniper Interests and related rights shall be cancelled on the Plan Effective Date; provided that, if the Plan Effective Date does not occur within 120 days after the Petition Date, then the Holders of the Juniper Interests also shall receive in Cash all accrued and unpaid dividends (and interest thereon, if any, 18

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 25 of 53 from the date any such dividends accrued) on the Juniper Interests. (iii) Voting: Class 4 is Impaired under the Plan. Holders of Allowed Juniper Interests are entitled to vote to accept or reject the Plan. e. Class 5 – JPM Interests (i) Classification: Class 5 consists of any JPM Interest in the Debtor. (ii) Treatment: Class 5 JPM Interests shall receive 100% of the new common stock of the Reorganized Debtor, on the Plan Effective Date, in full and final satisfaction of all Preferred Stock held by JPM, with an aggregate redemption value of $71,300,347, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Preferred Stock and any and all related claims or other rights, including (i) any dividends accruing after the commencement of the Bankruptcy Case on the Petition Date, (ii) the “consent payment” with respect to the Company’s Series B-1 and B-2 Cumulative Convertible Preferred Stock due on July 25, 2020, and the liquidation preference with respect to the Company’s Series B-3 and B-4 Cumulative Convertible Preferred Stock due on the Petition Date, and (iii) any claim that is determined to be subordinated to the status of an equity security, whether under general principles of equitable subordination, section 510(b) of the Code, or otherwise, and all such interests and related claims and rights shall be cancelled on the Plan Effective Date. (iii) Voting: Class 5 is Impaired under the Plan. Holders of Allowed JPM Interests are entitled to vote to accept or reject the Plan. f. Class 6 – Common Stock Interests (i) Classification: Class 6 consists of any Common Stock Interests in the Debtor. (ii) Treatment: In the event that Holders of Allowed Common Stock Interests vote to accept the Plan pursuant to Section 1126(d) of the Bankruptcy Code, Holders of Allowed Common Stock Interests shall receive a Pro Rata share of an aggregate Cash payment of $7,518,694 (the “Common Stock Distribution”) on the Plan Effective Date, subject to reduction as follows: (1) To the extent that the aggregate of all Plan Effective Date Cash payments or reserves on account of Administrative Expenses, Priority Claims, and General Unsecured Claims (excluding only the JPM Expenses and operating expenses of the Company incurred after the 90th day after the 19

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 26 of 53 Petition Date), plus (without duplication) (a) expenses incurred by the Company and (b) net reductions to the Company’s initial cash balance of $5,665,839 (for the avoidance of doubt, comprised of cash of $5,570,839 plus $95,000 of expected cash, as set forth in Schedule 2 to the Restructuring Term Sheet) during the period July 1, 2020 through the Petition Date (such aggregate, the “Claims Distribution”) exceeds $6,892,912 but is not more than $7,728,322, then the Common Stock Distribution shall be reduced on a dollar-for-dollar basis; (2) to the extent that the Claims Distribution exceeds $7,728,322 but is not more than $9,228,322, then (a) the Common Stock Distribution shall be reduced additionally by one-third of such excess, such additional reduction not to exceed $500,000, (b) the Exit Facility shall be increased by one-third of such excess, such increase not to exceed $500,000, and (c) the upfront management fee otherwise payable to JIA on the Plan Effective Date pursuant to the Amended and Restated JIA Agreement (as assumed pursuant to the Plan) shall be reduced by one-third of such excess, such reduction not to exceed $500,000; and (3) to the extent that the Claims Distribution exceeds $9,228,322, then the Common Stock Distribution shall be reduced additionally on a dollar-for-dollar basis, provided that in no event shall the Common Equity Distribution on the Plan Effective Date be reduced below $5,012,462 taking into account distributions made available by JPM in accordance with the above. If the Class 6 Holders of Common Stock Interests vote to accept the Plan pursuant to Section 1126(d) of the Code, all Cash payments received by such Holders shall be in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Common Stock Interests or other rights, including any Claims or Interests determined to be subordinated to the status of an equity security, whether under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code, or otherwise, and all such Claims or Interests and all related rights in Class 6 shall be cancelled on the Plan Effective Date. Notwithstanding the foregoing, in the event that the Class 6 Holders of Common Stock Interests vote to reject the Plan pursuant to Section 1126(d) of the Code, the Class shall receive no distribution under the Plan on account of such Common Stock Interests, including any 20

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 27 of 53 Claims or Interests determined to be subordinated to the status of an equity security, whether under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code, or otherwise, and all such Claims or Interests and all related rights in Class 6 shall be cancelled on the Plan Effective Date. (iii) Voting: Class 6 is Impaired under the Plan. Holders of Allowed Common Stock Interests are entitled to vote to accept or reject the Plan. g. Class 7 – Outstanding Warrant Interests (i) Classification: Class 7 consists of any Outstanding Warrant Interests. (ii) Treatment: In the event that Holders of Allowed Outstanding Warrant Interests vote to accept the Plan pursuant to Section 1126(d) of the Bankruptcy Code, such Holders shall receive a Pro Rata share of an aggregate Cash payment of $52,000 (the “Warrants Distribution”) on the Plan Effective Date. (iii) If the Class 7 Holders of Outstanding Warrant Interests vote to accept the Plan pursuant to Section 1126(d) of the Code, all Cash payments received by such Holders shall be in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Outstanding Warrant Interests or other rights, including any Claims or Interests determined to be subordinated to the status of an equity security, whether under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code, or otherwise, and all such Claims or Interests and all related rights in Class 7 shall be cancelled on the Plan Effective Date. Notwithstanding the foregoing, in the event that the Class 7 Holders of Outstanding Warrant Interests vote to reject the Plan pursuant to Section 1126(d) of the Code, the Class shall receive no distribution under the Plan on account of such Outstanding Warrant Interests, including any Claims or Interests related to the Outstanding Warrant Interests determined to be subordinated to the status of an equity security, whether under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code, or otherwise, and all such Claims or Interests and all related rights in Class 7 shall be cancelled on the Plan Effective Date. (iv) Voting: Class 7 is Impaired under the Plan. Holders of Allowed Outstanding Warrant Interests are entitled to vote to accept or reject the Plan. 21

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 28 of 53 h. Class 8 – Miscellaneous Interests (i) Classification: Class 8 consists of any Interests in the Debtor existing on the Plan Effective Date which are not classified and treated under Classes 4, 5, 6, or 7 of the Plan, including but not limited to: (x) any Interests granted to present or former officers, directors and/or employees of the Debtor as restricted grants of Common Shares, Stock Options, or Warrants, (y) any outstanding Stock Options held by any Person or Entity, and (z) any Claim subordinated under Section 510(c) of the Code or principles of equitable subordination, or otherwise. (ii) Treatment: Holders of Miscellaneous Interests shall receive no distribution under the Plan on account of such Miscellaneous Interests, and all such Interests and all related rights in Class 8 shall be cancelled on the Plan Effective Date. (iii) Voting: Class 8 is Impaired under the Plan. Holders of Miscellaneous Interests are entitled to vote to accept or reject the Plan. C. Special Provision Governing Unimpaired Claims Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtor’s or the Reorganized Debtor’s rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. D. Elimination of Vacant Classes Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. E. Voting Classes; Presumed Acceptance by Non-Voting Classes If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtor shall request the Bankruptcy Court to deem the Plan accepted by the Holders of such Claims or Interests in such Class; provided, however, that such Class will not be used as an impaired accepting class pursuant to Bankruptcy Code section 1129(a)(10). F. Subordinated Claims The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to 22

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 29 of 53 the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to Section 510 of the Bankruptcy Code, the Reorganized Debtor reserves the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto. G. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code The Debtor will seek Confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to any rejecting Impaired Class of Interests. The Debtor (in accordance with the terms of the Restructuring Support Agreement), reserves the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules. ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN A. General Settlement of Claims and Interests Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Plan Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final. B. Sources of Consideration for Plan Distributions 1. Cash on Hand The Reorganized Debtor shall use Cash on hand (including proceeds of the Exit Facility) to fund distributions to those Holders of Claims and Interests entitled to receive Cash. 2. Exit Facility On the Plan Effective Date, the Reorganized Debtor will enter into the Exit Facility. The terms of the Exit Facility are summarized in the Exit Facility Term Sheet, a copy of which is attached to the Restructuring Support Agreement. Substantially final forms of the Exit Facility Loan Documents will be included in the Plan Supplement. 23

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 30 of 53 The proceeds of the Exit Facility will satisfy all Obligations under the DIP Facility, fund all distributions required under the Plan, and provide working capital for the Reorganized Debtor. The Confirmation Order will authorize the Debtor and/or Reorganized Debtor to enter into the Exit Facility and the Exit Facility Documents, and all transactions contemplated thereby, including any actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtor to enter into and execute without the need for any further corporate action the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded thereunder. 3. Issuance and Distribution of the New Common Stock All existing Interests in the Debtor shall be cancelled as of the Plan Effective Date, and Reorganized Debtor shall issue the New Common Stock pursuant to the Plan without the need for any further approval or action. The New Organizational Documents will authorize the issuance and distribution on the Plan Effective Date of the New Common Stock to JPM pursuant to the Plan. All of the New Common Stock issued under the Plan will be duly authorized and validly issued. The New Common Stock will not be registered under the Securities Act or listed on a national securities exchange. The Reorganized Debtor will not be a reporting company under the Exchange Act and will not be required to and will not file reports with the Securities and Exchange Commission or any similar authority, and the Reorganized Debtor will not be required to file monthly operating reports with the Bankruptcy Court after the Plan Effective Date, but shall file post-confirmation quarterly reports until the case is closed. C. Exemption from Registration Requirements The offering, issuance, and distribution of the New Common Stock, including the New Common Stock, pursuant to the Plan will be exempt from the registration requirements of section 5 of the Securities Act pursuant to section 1145 of the Bankruptcy Code or any other available exemption from registration under the Securities Act, as applicable, as further described below. Pursuant to section 1145 of the Bankruptcy Code, the New Common Stock issued under the Plan will be freely transferable under the Securities Act, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any other applicable regulatory approval. D. Corporate Existence Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring), the Reorganized Debtor shall continue to exist after the Plan Effective Date as a corporate entity with all the powers of a corporation pursuant to the applicable law in the jurisdiction in which the Debtor is incorporated. The Reorganized Debtor’s certificate of incorporation, and by-laws in effect prior to the Plan Effective Date, except to the extent such 24

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 31 of 53 certificate of incorporation and by-laws are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). E. Payment of Professional Fees As soon practicable after the Plan Effective Date, subject to a Final Order of the Bankruptcy Court, the Reorganized Debtor shall pay in Cash all Allowed Professional Fees. F. Vesting of Assets in the Reorganized Debtor Except as otherwise provided in the Plan or any Plan Transaction Document, or in any agreement, instrument, or other document incorporated in the Plan, on the Plan Effective Date, all property in the Estate, all Causes of Action, and any property acquired by the Debtor under the Plan shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Plan Effective Date, except as otherwise provided herein, the Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. G. Cancellation of Certificates On the Plan Effective Date, except with respect to assumed Executory Contracts and Unexpired Leases and except to the extent otherwise provided in the Plan, all Certificates will be cancelled and the obligations thereunder (or in any way related thereto) will be discharged and canceled. H. New Organizational Documents On the Plan Effective Date, the Reorganized Debtor will enter into the New Organizational Documents, which will be included as exhibits to the Plan Supplement and will be consistent with Section 1123(a)(6) of the Bankruptcy Code. After the Plan Effective Date, the Reorganized Debtor may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of such documents. I. Effectuating Documents; Further Transactions On and after the Plan Effective Date, the Reorganized Debtor, and its officers and board of directors, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Support Agreement, the Exit Facility Documents, and the New Organizational Documents in the name of and on behalf of Reorganized Debtor, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan. 25

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 32 of 53 J. Section 1146(a) Exemption To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from the Debtor to the Reorganized Debtor or to any other person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other Interest in the Debtor or the Reorganized Debtor; (b) the Restructuring; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. K. Directors and Officers On the Plan Effective Date, the Reorganized Debtor’s board of directors will be identified in the Plan Supplement in accordance with Section 1129(a)(5) of the Bankruptcy Code. On the Plan Effective Date, the existing officers of the Debtor shall continue to serve in their current capacities for the Reorganized Debtor. From and after the Plan Effective Date, each director or officer of the Reorganized Debtor shall serve pursuant to the terms of the Reorganized Debtor’s charter and bylaws or other formation and constituent documents, and the applicable laws of the Reorganized Debtor’s jurisdiction of formation. L. Preservation of Rights of Action In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including, without limitation, any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtor’s right to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Plan Effective Date, other than the following: (a) the Causes of Action released by the Debtor pursuant to the releases and exculpations contained in the Plan, which shall be deemed released and waived by the Debtor and Reorganized Debtor as of the Plan Effective Date; and (b) all Causes of Action that arise under sections 544, 547, 548, and 549 of the Bankruptcy Code and state fraudulent 26

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 33 of 53 conveyance law, except for Causes of Action brought as counterclaims or defenses to claims asserted against the Reorganized Debtor. The Reorganized Debtor may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtor. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtor or the Reorganized Debtor will not pursue any and all available Causes of Action against it. The Debtor and the Reorganized Debtor expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Bankruptcy Court order, the Reorganized Debtor expressly reserves all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The Reorganized Debtor reserves and shall retain the Causes of Action notwithstanding the rejection of any Executory Contract during the Bankruptcy Case or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that the Debtor may hold against any Entity shall vest in the Reorganized Debtor. The Reorganized Debtor shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court. M. Restructuring On or after the Plan Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtor shall take all actions as may be necessary or appropriate to effectuate the Restructuring and the Plan, consistent with and pursuant to the terms and conditions of the Confirmation Order and the Plan, including: (a) entry into the Exit Facility; (b) making, or causing to be made, the distributions provided for in the Plan; (c) issuing the New Common Stock to JPM (or its designee); (d) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (e) adopting the New Organizational Documents, including any certificates or articles of incorporation, reincorporation, merger, or other documentation with respect to the formation and business of the Reorganized Debtor; and (f) all other actions that may be necessary or appropriate to consummate the Plan. Each of the matters provided for by the Plan involving the corporate structure of Reorganized Debtor or corporate or related actions to be taken by or required of the Reorganized Debtor, whether taken as of or after the Plan Effective Date, will be authorized and approved by the Confirmation Order in all respects without the need for any further action or approval and without any further action by the Debtor or the Reorganized Debtor, as applicable. 27

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 34 of 53 ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES A. Assumption of Executory Contracts and Unexpired Leases Except as set forth herein, the Debtor will assume the Executory Contracts and Unexpired Leases set forth on the Assumed Contracts Schedule, and shall be authorized to pay when due any amounts due and payable thereunder pursuant to the terms thereof. Any modifications to the Assumed Contracts Schedule will be included in the Plan Supplement. The Debtor reserves the right to amend the Assumed Contracts Schedule at any time prior to the Plan Effective Date and will provide notice of any such amendment to the affected counterparty. Any Executory Contract or Unexpired Lease not included in the Assumed Contracts Schedule, as it may be modified in the Plan Supplement, or otherwise subject to a pending motion to Assume on the date of the Confirmation Hearing, shall be deemed Rejected. In the event that the rejection of an Executory Contract or Unexpired Lease hereunder results in damages to the other party or parties to such contract, any Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor, or their respective Estate, properties or interests in property, unless a Proof of Claim is filed with the Bankruptcy Court and served upon the Reorganized Debtor no later than 30 days after the Plan Effective Date. An Allowed Claim arising from rejection of Executory Contract or Unexpired Lease shall be treated as a General Unsecured Claim and paid according to the Plan. Except as otherwise provided herein or agreed to by the Debtor or the Reorganized Debtor and the applicable counterparty, each assumed Executory Contract or Unexpired Lease will include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Any modifications, amendments, supplements, and restatements to Executory Contracts and Unexpired Leases that have been executed by the Debtor or the Reorganized Debtor during the Bankruptcy Case will not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. B. Indemnification On and as of the Plan Effective Date, the Indemnification Provisions will be assumed by the Reorganized Debtor, and the New Organizational Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtor’s and the Reorganized Debtor’s current and former directors, officers, employees, and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of the Debtor in effect as of the Petition Date. C. Cure of Defaults and Objections to Cure and Assumption The amount, if any, the Debtor believes necessary to cure any default under an Assumed Contract or Lease will be identified on the Assumed Contracts Schedule and included in the Plan 28

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 35 of 53 Supplement. The Debtor or the Reorganized Debtor, as applicable, will pay any undisputed Cure on the Plan Effective Date or as soon as reasonably practicable thereafter. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objections to the proposed assumption or rejection of an Executory Contract or Unexpired Lease, or to the Debtor’s calculation of the amount necessary to Cure, must be filed and served on the Reorganized Debtor on or before October 6, 2020 at 4:00 (EST). Unless otherwise ordered by the Bankruptcy Court, any cure objection that is not timely filed will be disallowed and unenforceable against the Reorganized Debtor. The Debtor shall be authorized assume the Executory Contracts and Unexpired Leases on the Assumed Contracts Schedule, and to pay undisputed Cure amounts, as of the Plan Effective Date. Following the occurrence of the Plan Effective Date, the Reorganized Debtor may resolve any disputed Cure amount without any further notice to or action, order, or approval of the Bankruptcy Court. Any timely filed objection to a Cure amount will be scheduled to be heard by the Bankruptcy Court at the first scheduled omnibus hearing following the Confirmation Hearing, unless the parties otherwise agree. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise will result in the full release and satisfaction of any Cure, Claim, or defaults, whether monetary or nonmonetary, including provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the Plan Effective Date. D. Contracts and Leases Entered Into After the Petition Date Contracts and Leases entered into after the Petition Date by the Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor prior to the Plan Effective Date shall be performed by the Reorganized Debtor in the ordinary course of business after the Plan Effective Date. E. Insurance Policies Each of the Debtor’s insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Plan Effective Date, the Debtor shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims. F. Compensation and Benefits As of the Plan Effective Date, unless terminated by the Debtor prior thereto or otherwise specifically provided for herein, all employment and severance policies, workers’ compensation programs, and all compensation and benefit plans, policies, and programs of the Debtor applicable 29

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 36 of 53 to its present and former employees, officers, and directors, including all health care plans, disability plans, severance benefit plans, and incentive plans ( together, such plans, policies and programs, the “Benefit Plans”), survive Confirmation of the Plan, remain unaffected thereby, and shall not be discharged in accordance with section 1141 of the Bankruptcy Code, and if and to the extent any of the Benefit Plans are Executory Contracts, such Benefit Plans shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive Confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Subject to any defenses and rights the Reorganized Debtor may have under applicable law, any defaults existing under any of the Benefit Plans that are Executory Contracts shall be cured promptly after they become known by the Reorganized Debtor ; provided, however, notwithstanding anything to the contrary in the Plan or any Plan Transaction Document, any incentive plan or other plan, policy or program which pays, awards or otherwise provides present or former directors, officers or employees of the Debtor with any Interest shall be deemed terminated as of the Plan Effective Date, and if and to the extent any such incentive plan or other plan, policy or program is an Executory Contract, shall not be assumed and shall be deemed rejected. G. Reservation of Rights Nothing contained in the Plan or the Plan Supplement will constitute an admission by the Debtor or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtor has any liability thereunder. ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS A. Distributions on Account of Claims and Interests Allowed as of the Plan Effective Date Subject to the Debtor’s or the Reorganized Debtor’s right to object to any Claim or Interest, and except as otherwise provided herein, or in a Final Order, or as otherwise agreed to by the Debtor or the Reorganized Debtor (as the case may be) and the Holder of the applicable Claim or Interest, on the Distribution Date, the Distribution Agent will make distributions under the Plan on account of Claims and Interests Allowed as of the Distribution Record Date on the Plan Effective Date or as soon as practicable thereafter; provided, however, that Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Bankruptcy Case or assumed by the Debtor prior to the Plan Effective Date will be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice. To the extent any Allowed Priority Tax Claim is not due and owing on the Plan Effective Date, such Claim will be paid in full in Cash in accordance with the terms of any agreement between the Debtor and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. B. Rights and Powers of Distribution Agent The Distribution Agent shall be empowered to: (a) effect all actions and execute all 30

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 37 of 53 agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise any such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof. The Reorganized Debtor shall pay the reasonable fees and expenses of the Distribution Agent. C. Special Rules for Distributions to Holders of Disputed Claims and Interests Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. D. Delivery of Distributions 1. Record Date for Distributions to Holders of Non-Publicly Traded Securities The Distribution Agent will be authorized and entitled to recognize only those record Holders, if any, listed on the Claims Register or the record of Holders of Common Stock and Outstanding Warrant Interests maintained by the Reorganized Debtor, as of the close of business on the Distribution Record Date. 2. Distribution Process The Distribution Agent shall make or facilitate all distributions required under the Plan. Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to Holders of Allowed Claims and Interests, including Claims and Interests that become Allowed after the Plan Effective Date, shall be made to Holders of record as of the Distribution Record Date by the Distribution Agent, as appropriate: (1) to the address of such Holder as set forth in the books and records of the Debtor (or if the Debtor has been notified in writing, on or before the date that is ten (10) days before the Plan Effective Date, of a change of address, to the changed address); (2) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the Debtor’s books and records, no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address on or before the date that is ten (10) days before the Plan Effective Date; or (3) on any counsel that has appeared in the Bankruptcy Case on the Holder’s behalf. The Debtor, the Reorganized Debtor, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan. 3. Compliance Matters In connection with the Plan, to the extent applicable, the Reorganized Debtor, the 31

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 38 of 53 Distribution Agent, and any other distributing party shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtor, the Distribution Agent, and any other distributing party shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtor reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. In the case of any distribution that is subject to withholding, the distributing party may request a Holder of an Allowed Claim to complete and return a Form W-8 or W-9, as applicable to each such Holder, and any other applicable forms. The distributing party shall have the right not to make a distribution until its withholding obligation is satisfied pursuant to the preceding sentences. If an intended recipient of a non-Cash distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is one hundred eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against the Reorganized Debtor or its property. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the above, each Holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. 4. Undeliverable, and Unclaimed Distributions a. Undeliverable Distributions. If any distribution to a Holder of an Allowed Claim or Interest is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtor until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtor or is cancelled pursuant to Article VI.D.6.b of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind. b. Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of three months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such 32

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 39 of 53 Unclaimed Distribution shall revest in the Reorganized Debtor. Upon such revesting, the Claim or Interest of any Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary. 5. Surrender of Cancelled Instruments or Securities On the Plan Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent. Such Certificate shall be canceled solely with respect to the Debtor, and such cancelation shall not alter the obligations or rights of any non- Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article VI.D.7 shall not apply to any Claims Reinstated pursuant to the terms of the Plan. E. Claims Paid or Payable by Third Parties 1. Claims Paid by Third Parties A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Debtor or Reorganized Debtor. To the extent the Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Debtor or Reorganized Debtor on account of such Claim, such Holder shall repay, return or deliver any distribution held by or transferred to the Holder to the Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. 2. Claims Payable by Insurance Carriers No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court. 3. Applicability of Insurance Policies Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Except as otherwise expressly provided herein, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause 33

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 40 of 53 of Action that the Debtor or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers. F. Setoffs Except as otherwise expressly provided for herein, the Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim or Interest, may set off against any Allowed Claim or Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Interest (before any distribution is made on account of such Allowed Claim or Interest), any claims, rights, and Causes of Action of any nature that the Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Interest, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Plan Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by the Reorganized Debtor of any such claims, rights, and Causes of Action that the Reorganized Debtor may possess against such Holder. ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS A. Disputed Claims Process Except as otherwise provided herein, if a party files a Proof of Claim or Interest and neither the Debtor nor the Reorganized Debtor, objects then the Claim or Interest subject to such Proof of Claim or Interest will be Allowed unless or until Disputed and disallowed by a Final Order or as otherwise set forth in Article [VII] of the Plan. For the avoidance of doubt, there is no requirement to file a Proof of Claim or Interest (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan. Unless otherwise ordered by the Bankruptcy Court, except as otherwise provided herein, or at the discretion of the Reorganization Debtor, all Proofs of Claim or Interest filed after the Plan Effective Date will be disallowed and forever barred, estopped, and enjoined from assertion, and will not be enforceable against the Reorganized Debtor, without the need for any objection by the Reorganized Debtor or any further notice to or action, order, or approval of the Bankruptcy Court. B. Claims Administration Responsibilities Except as otherwise specifically provided in the Plan, after the Plan Effective Date the Reorganized Debtor shall have the authority: (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Plan Effective Date, the Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Plan Effective Date with respect to any Disputed Claim or Interest, 34

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 41 of 53 including the Causes of Action retained pursuant to Article VII.P of the Plan. In addition, the United States trustee shall also have the authority to file, withdraw, or litigate to judgment, objections to Claims or Interests. C. Duplicate, Satisfied, Amended, and Superseded Claims Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtor, as allowed by the Bankruptcy Court. D. Disallowance of Claims and Interests All Claims and Interests of any Entity from which property is sought by the Debtor under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtor or the Reorganized Debtor allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtor or the Reorganized Debtor, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. ARTICLE VIII SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Plan Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtor prior to the Plan Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Plan Effective Date. 35

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 42 of 53 A. Releases by the Debtor Notwithstanding anything contained in this Plan to the contrary, pursuant to Section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Plan Effective Date, each Released Party is deemed released and discharged by the Debtor, the Reorganized Debtor, and the Releasing Parties from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtor, that the Debtor or the Reorganized Debtor would have been legally entitled to assert in their own right or on behalf of the Holder of any Claim against, or Interest in, the Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtor (including management, ownership, or operation thereof), the Debtor’s in- or out-of-court restructuring efforts, intercompany transactions, the Bankruptcy Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, or any Restructuring, contract, instrument, release, or other Plan Transaction Document, agreement, or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, or the Plan, the filing of the Bankruptcy Case, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Stock pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Plan Effective Date obligations of any party or Entity under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. B. Consensual Releases by Holders of Claims and Interests As of the Plan Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtor under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Plan Effective Date, each of the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtor, the Reorganized Debtor, and each Released Party from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including but not limited to any derivative claims, asserted or assertable on behalf of the Debtor, its Estate, or the Reorganized Debtor, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtor (including management, ownership, or operation thereof), the Debtor’s in- or out-of-court restructuring efforts, intercompany transactions, the Bankruptcy Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the DIP Facility, the DIP Documents, the Disclosure Statement, the Plan, the Exit Facility, the Exit Facility Documents, contract, instrument, release, or other Plan Transaction Document, agreement, or document created or entered into in connection 36

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 43 of 53 with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, or the Plan, the filing of the Bankruptcy Case, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Stock pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date provided, however, that the foregoing releases shall have no effect on the liability of any Person or Entity that results from any act or omission based on or arising out of gross negligence, fraud or willful misconduct. Notwithstanding anything contained herein to the contrary, the foregoing release shall not release any obligation of any Person or Entity under the Plan or any document, instrument or agreement executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Section 1129 of the Bankruptcy Code, of the releases described in this Article VIII which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII is: (1) consensual; (2) in exchange for the good and valuable consideration provided by the Released Parties, (3) a good-faith settlement and compromise of such Claims; (4) in the best interests of the Debtor and all Holders of Claims and Interests; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) subject to the provisions of this Section VIII, a bar to any of the Releasing Parties or the Debtor or its Estate asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property. C. Exculpation Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission occurring on or after the Petition Date and before the Effective Date in connection with, relating to, or arising out of, the Bankruptcy Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, or any Restructuring, contract, instrument, release or other Plan Transaction Document, agreement, or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Bankruptcy Case, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of the New Common Stock pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such 37

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 44 of 53 distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. D. Injunction Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Plan Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Reorganized Debtor, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the Plan Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. E. Protection Against Discriminatory Treatment In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Reorganized Debtor, or any Entity with which the Reorganized Debtor has been or is associated, solely because the Reorganized Debtor was a Debtor under Chapter 11, may have been insolvent before the commencement of the Bankruptcy Case (or during the Bankruptcy Case but before the Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Bankruptcy Case. F. Document Retention On and after the Plan Effective Date, the Reorganized Debtor may maintain documents in accordance with its standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtor. G. Reimbursement or Contribution If the Bankruptcy Court allows or disallows a Claim for reimbursement or contribution of 38

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 45 of 53 an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent. H. Release of Liens Except with respect to the Liens securing the Exit Facility or as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Plan Effective Date, any mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate will be fully released and discharged, and the Holders thereof will execute such documents as may be reasonably requested by the Debtor or the Reorganized Debtor, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests will revert to the Reorganized Debtor. ARTICLE IX CONDITIONS TO CONFIRMATION AND PLAN EFFECTIVE DATE A. Conditions Precedent to the Confirmation of the Plan and the Plan Effective Date. It shall be a condition to the Plan Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan: 1. the Plan shall be in a form and substance consistent in all material respects with the Restructuring Support Agreement; 2. the Bankruptcy Court shall have entered the Confirmation Order consistent with the terms of the Restructuring Support Agreement, and such order shall be a Final Order; 3. the Debtor shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan; 4. the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan, consistent with the terms of the Restructuring Support Agreement; 5. the New Organizational Documents shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdiction of organization and shall have become effective in accordance with such jurisdiction’s corporation, limited liability company, or alternative comparable laws, as applicable; 6. The Executive Employment Agreements shall have been entered into; 39

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 46 of 53 7. the Restructuring Support Agreement shall not have terminated, shall be in full force and effect and shall not be (a) identified on the Schedule of Rejected Executory Contracts and Unexpired Leases or (b) subject of a pending motion to reject Executory Contracts, and the Debtor shall be in compliance therewith; 8. the Debtor shall have implemented the Plan in a manner consistent in all respects with the Plan and, without limiting any definition contained in Article I.A of the Plan or other provision of the Plan consistent with the terms in the Restructuring Support Agreement; 9. the Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, in a manner consistent in all material respects with the Plan, the Restructuring Support Agreement, and all conditions precedent (other than any conditions related to the occurrence of the Plan Effective Date) to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility, shall be deemed to occur concurrently with the occurrence of the Plan Effective Date; 10. the Debtor shall have taken, or caused L’Auberge de Sonoma, LLC and/or L’Auberge Fund Manager, LLC to have taken, all steps deemed necessary by JPM (including, but not limited to, the execution of any required documentation) for the redemption of the preferred limited liability company interests in L’Auberge de Sonoma Resort Fund, LLC to be effectuated on the Plan Effective Date on terms and conditions, and pursuant to documents in form and substance, acceptable to JPM in its sole discretion; and 11. in accordance with the Restructuring Support Agreement, the Plan Effective Date must occur on or before December 21, 2020. B. Waiver of Conditions Precedent The Debtor, in accordance with the terms of the Restructuring Support Agreement, may waive any of the conditions to the Plan Effective Date set forth in Article IX.A of the Plan, except for IX.A.2, at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan. C. Effect of Non-Occurrence of Conditions to Consummation If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Debtor or any other Entity. 40

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 47 of 53 ARTICLE X MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN A. Modification of Plan The Debtor, subject to the terms of the Restructuring Support Agreement, reserves the right to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein. After the entry of the Confirmation Order but prior to the Plan Effective Date, the Debtor, in accordance with the terms of the Agreement, may, subject to approval of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, to remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein. B. Effect of Confirmation on Modifications Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019. C. Withdrawal of Plan The Debtor, subject to and in accordance with the Restructuring Support Agreement, reserves the right to withdraw the Plan before the Confirmation Date and to file subsequent Chapter 11 plan(s). If the Debtor withdraws the Plan, or if the Confirmation Date or the Plan Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of the Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity. ARTICLE XI RETENTION OF JURISDICTION Notwithstanding the entry of the Confirmation Order and the occurrence of the Plan Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Bankruptcy Case and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to: 1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests; 41

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 48 of 53 2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for payment of Professionals Fees authorized pursuant to the Bankruptcy Code or the Plan; 3. resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract that is assumed; and (c) any dispute regarding whether a contract is or was executory or expired; provided, however, that any dispute arising under or in connection with the Exit Facility Documents shall be dealt with in accordance with the provisions of the applicable Exit Facility Document; 4. ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan; 5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Plan Effective Date; 6. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Bankruptcy Case and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; 7. to enforce the Confirmation Order, including to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan; 8. hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Bankruptcy Case, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.E.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code; 9. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated; 10. consider any modifications of the Plan, to cure any defect or omission, or to 42

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 49 of 53 reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order; 11. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; 12. enter an order or Final Decree concluding or closing the Bankruptcy Case; 13. enforce all orders previously entered by the Bankruptcy Court; and 14. hear any other matter not inconsistent with the Bankruptcy Code. ARTICLE XII MISCELLANEOUS PROVISIONS A. Immediate Binding Effect Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Plan Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts with the Debtor. B. Additional Documents On or before the Plan Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement. The Debtor or the Reorganized Debtor, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. C. Payment of Statutory Fees All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid in full in cash when due for each quarter (including any fraction thereof) until the Bankruptcy Case is converted, dismissed, or a Final Decree is issued, whichever occurs first. Notwithstanding anything else in the Plan to the contrary, (1) interest, if any, pursuant to 31 U.S.C. § 3717 shall be payable, and (2) the U.S. Trustee shall not be required to file any proof of claim for quarterly fees. D. Reservation of Rights Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the 43

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 50 of 53 Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Plan Effective Date. E. Successors and Assigns The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity. F. Service of Documents After the Plan Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtor shall be served on: Reorganized Debtor IMH Financial Corporation 7001 N Scottsdale Road Scottsdale, Arizona 85253 Attn.: Jonathan Brohard, Executive Vice President & General Counsel Counsel to Debtor Snell & Wilmer L.L.P. One Arizona Center 400 E. Van Buren St., Ste. 1900 Phoenix, Arizona 85004 Attn.: Christopher H. Bayley Steven D. Jerome -and- Ashby & Geddes 500 Delaware Ave., 8th Floor Wilmington, Delaware 19801 Attn.: William P. Bowden Counsel to JPMorgan Hahn & Hessen LLP 488 Madison Ave., #14 New York, New York 10022 Attn: Jeffrey L. Schwartz Joshua I. Divack -and- 44

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 51 of 53 Landis Rath & Cobb LLP 919 Market Street, Suite 1800 P.O. Box 2087 Wilmington, Delaware 19899 Attn: Adam G. Landis Richard S. Cobb -and- JPMorgan Chase Bank N.A. NY1-E08 4 New York Plaza, 21st Floor New York, New York 10004 Attn: Lynne Hendler Counsel to the Juniper Parties Munger Tolles & Olson LLP 350 South Grand Ave., 50th Floor Los Angeles, California 90071 Attn.: C. David Lee United States Trustee Office of the United States Trustee for the District of Delaware J. Caleb Boggs Building 844 King Street, Suite 2207, Lockbox 35 Wilmington, Delaware 19801 Attn.: [Name] G. Term of Injunctions or Stays Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Bankruptcy Case (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Plan Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms. H. Entire Agreement Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan. 45

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 52 of 53 I. Plan Supplement Exhibits All exhibits and documents to be included in the Plan Supplement shall be incorporated into and made a part of the Plan as if set forth in full in the Plan. The Plan Supplement must be filed at least one week prior to the deadline for any objections to confirmation of the Plan. A copy of the Plan Supplement will be made available upon written request to the Debtor’s Counsel at the addresses above and will be available on the Bankruptcy Court’s website via PACER. J. Non-Severability The provisions of the Plan (including its release, injunction, exculpation, and compromise provisions) are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtor and the Requisite Consenting Parties, consistent with the terms set forth herein; and (c) non-severable and mutually dependent. K. Votes Solicited in Good Faith Upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtor and its agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtor will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan. L. Closing of the Bankruptcy Case The Reorganized Debtor shall, promptly after the full administration of the Bankruptcy Case, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Bankruptcy Case. M. Waiver or Estoppel Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtor or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date. 46

Case 20-11858-CSS Doc 217-1 Filed 10/13/20 Page 53 of 53 Respectfully submitted, IMH FINANCIAL CORPORATION By: /s/ Chadwick S. Parson Name: Chadwick S. Parson Title: Chief Executive Officer [Signature Page to Chapter 11 Plan] 4835-0915-2957